                            SHARE PURCHASE AGREEMENT

                  This SHARE PURCHASE AGREEMENT (the "Agreement") is dated as of June 21, 1999 among Vertex Industries Inc., a company organized under the laws of New Jersey ("Purchaser"), St Georges Trustees Limited, a company organized under the laws of Jersey, as trustee on behalf of The John Kenny Settlement and The Godfrey Smith Settlement (the "Trustees"), John Kenny and Bryan J. Maguire, (collectively the "Shareholders" and individually a "Shareholder") and Godfrey Smith. Certain capitalized terms used herein are defined in Section 12.13.

                             W I T N E S E T H:

                  WHEREAS, immediately prior to Closing, the Shareholders will own all of the shares listed on Exhibit A which include (i) all of the ordinary shares of Portable Software Solutions Limited, a company organized under the laws of England ("PSS"), (ii) all of the ordinary shares of Portable Software Solutions (Maintenance) Limited, a company organized under the laws of England ("PSSML"), and (iii) all of the ordinary shares of Trend Investments Limited, a company organized under the laws of the Republic of Ireland ("Trend", and together with PSS, and PSSML, the "Companies"), constituting all issued and outstanding share capital of each of the Companies (such shares being referred to herein as the "Shares"); and

                  WHEREAS, the Shareholders desire to sell, and Purchaser desires to purchase, all of the Shares on the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                           SALE OF SHARES AND CLOSING

                  1.1 Purchase and Sale. Each of the Shareholders, as legal and beneficial owner and with full title guarantee, agrees to sell to Purchaser, and Purchaser agrees to purchase from each of the Shareholders, all of the right, title and interest of such Shareholder in and to the Shares at the Closing on the terms and subject to the conditions set forth in this Agreement. Each of the Shareholders waives or agrees to procure the waiver of any rights or restrictions conferred upon any of them or any other Person which may exist in relation to the Shares under the Organizational Documents of the respective Companies or otherwise.

                  1.2 Purchase Price. The aggregate purchase price for the Shares shall be an amount equal to the aggregate of (x) the Closing Payment, (y) the First Additional Payment, if any, and (z) the Second Additional Payment, if any, (collectively, the "Purchase Price"), payable in the manner and at the times provided in Sections 1.3 and 1.5. Notwithstanding the foregoing, the aggregate amount of the Purchase Price shall be not less than the Closing Payment Amount nor greater than 'L'13.5 million.

                  1.3  Closing; Escrow.

                  (a) Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Milbank, Tweed, Hadley & McCloy, London, England or at such other location as may be agreed upon by the parties at 10:00 A.M. London time on the Closing Date.

                  (b) Closing Payment. At the Closing, Purchaser shall (i) pay by wire transfer of immediately available funds, to the Client Account of Finers Solicitors, 'L'3.75 million reduced by the Escrow Amount (as defined in Section 12.13) to be deposited in escrow as set forth below (each Shareholder's pro rata share of the Closing Payment, the First Additional Payment, the Second Additional Payment and Escrow Amount is set forth in Exhibit A), and (ii) deliver a certificate or certificates representing such Shareholder's pro-rata share of the Closing Shares. On the Closing Date, the Escrow Amount shall be delivered by Purchaser by wire transfer of immediately available funds to ____________, as escrow agent (the "Escrow Agent") under an escrow agreement to be entered into on the Closing Date by the Shareholders,

Purchaser and the Escrow Agent substantially in the form of Exhibit B hereto (the "Escrow Agreement").


                  (c) Deferred Consideration (i) Within 15 days following the First Deferred Consideration Period, Ernst & Young, LLP, as Purchaser's accounting advisor, shall calculate the First Express Liability Amount based on the books and records of PSS prepared in a manner consistent with the Audited Financial Statements and having regard to the contents of the Memorandum dated 16 March, 1999 attached as Exhibit L hereto, and shall deliver such calculation to the Shareholders' Agent and the Shareholders' advisors. The Shareholders' Agent and the Shareholders' advisors may participate in and observe the preparation of the calculation of the First Express Liability Amount.

                           (ii) Within 15 days following the Second Deferred
Consolidation Period, Ernst & Young, LLP, shall calculate the Second Express Liability Amount in the manner set forth in Section 1.3(c)(i) above.

                           (iii) Within seven days following the calculation of
the First Express Liability Amount and the Second Express Liability Amount, the Purchaser shall pay by wire transfer of immediately available funds to the Client Account of the Shareholders' Agent an amount equal to the First Express Liability Amount and Second Express Liability Amount respectively, provided, that if the First Express Liability Amount or the Second Express Liability Amount is a negative number the Purchaser shall not make the respective payment to the Shareholders.

                           (iv) The reasonable fees of and expenses incurred by
the Ernst & Young, LLP, in connection with the determination of the First Express Liability Amount and the Second Express Liability Amount shall be payable by PSS.

                  1.4  Deliveries/Actions at the Closing.

                  (a)  At the Closing, the Shareholders shall:

                  (i) deliver certified copies of each of the Company's and its Subsidiaries' Organizational Documents and corporate resolutions with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

                  (ii) assign and transfer to Purchaser (or a direct or indirect wholly-owned Subsidiary of Purchaser) all of the Shareholders' right, title and interest in and to the Shares by delivering to Purchaser share certificates representing 100% of all of the issued and outstanding shares of each of the Companies and transfers in common form relating to all of the Shares duly executed in favor of Purchaser(or a direct or indirect wholly-owned Subsidiary of Purchaser);

                 (iii) deliver releases or confirmations addressed to the
                       Purchaser, in form and content satisfactory to Purchaser,
                       (1) that each Company has paid in full all of the Indebtedness of such Company and its Subsidiaries, other than Indebtedness which is included in the calculation of the Closing Working Capital Amount, (2) that all of the directors and Shareholders (and their Affiliates) of each Company have paid in full all of their Indebtedness (if any) owed to each Company or its Subsidiaries whether or not such sums are due for repayment, and (3) of the release and termination of any and all security interests and other Encumbrances against the assets of each Company or its Subsidiaries which constitute collateral security for payment of any Indebtedness of any of the Companies or their Subsidiaries;

                 (iv) deliver an opinion of Finers Solicitors, counsel to Shareholders, dated the date of the Closing Date, in form and substance reasonably satisfactory to Purchaser;


                 (v) deliver all necessary approvals and consents required for the consummation of the transactions contemplated hereby;

                 (vi) deliver all waivers or consents by members or shareholders, as applicable, of any of the Companies or other persons which Purchaser has specified prior to Closing so as to enable Purchaser or its nominees to be registered as the holders of the Shares;

                 (vii) deliver the written resignations of the auditors of each of the Companies and its Subsidiaries containing an acknowledgement that they have no claim against any of the Companies or their Subsidiaries for compensation for loss of office, professional fees or otherwise and a statement under section 394(1) of the United Kingdom's Companies Act 1985;

               (viii) deliver the common seals, Organizational Documents and statutory books, share certificate books and check books of each of the Companies and its Subsidiaries;

                 (ix) to the extent not in the possession of any of the Companies and their Subsidiaries, deliver all books of account or references as to customers and/or suppliers and other records and all insurance policies in any way relating to or concerning the businesses of each of the Companies and its Subsidiaries;

                (x) to the extent not in the possession of any of the Companies and their Subsidiaries, deliver all licenses, consents, permits and authorizations obtained by or issued to any of the Companies or their Subsidiaries or any other Person in connection with the business carried on by any of them and such contracts, deeds or other documents (including assignments of any such licenses) as shall have been required by Purchaser prior to the date hereof;

                (xi) deliver share certificates relating to all of the issued shares in the capital of each of the Companies' Subsidiaries;

                (xii) deliver a release in the agreed terms duly executed as a deed, in a form satisfactory to Purchaser, releasing each of the Companies and its Subsidiaries and their respective officers or employees from any Liability whatsoever (actual or contingent) which may be owing to the Shareholders or any of their connected persons by any of the Companies or its Subsidiaries, other than salary or other renumeration or expenses which may be accrued but have not been drawn and which are in the ordinary course; and


                (xiii) deliver an assignment to Purchaser of the benefit of any confidentiality undertakings given to any of them by any Person within the last two years in relation to a sale or potential sale by the Shareholders of the Shares, the Companies and their Subsidiaries or their assets or any portion thereof.

                  (b) At the Closing, Purchaser shall deliver the following:

                (i) certified copies of Purchaser's Organizational Documents and corporate resolutions with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

                (ii) to each of the Shareholders, the Closing Payment to which each such Shareholder is entitled under the provisions of this Agreement, reduced by such Shareholder's pro-rata share of the Escrow Amount;

                (iii) to each of the Shareholders, share certificates representing the number of Closing Shares to which each such Shareholder is entitled under the provisions of this Agreement;

                (iv) all necessary approvals and consents required for the consummation of the transactions contemplated hereby;

                (v)    to the Escrow Agent, cash representing the Escrow Amount;
                       and

                (vi) an opinion of Milbank, Tweed, Hadley & McCloy, counsel to Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to the Shareholders, Agent.

                   (c) At the Closing, the Shareholders and Purchaser shall deliver or cause to be delivered, the following documents, each duly executed by the parties thereto:

                (i)    the Escrow Agreement, in the form of Exhibit B;

                (ii)   the Employment Agreements with:

                       (1) John Kenny, in the form of Exhibit C;
                       (2) Bryan Maguire, in the form of Exhibit D;

                (iii) the Consultancy Agreement with Albion Marketing Services Limited in the form of Exhibit E;

                (iv)   the Taxation Deed in the form of Exhibit F;

                (v)    the Registration Rights Agreement in the form of Exhibit
                       G.

                  1.5  Purchase Price Adjustment.

                  (a) Within 45 days following December 31, 1999, the Group's income statements for the twelve months ended December 31, 1999 (the "1999 Income Statement", and together with Group's income statements for the twelve months ended December 31, 1998, a copy of which is contained in Document 76 in Appendix B of the Disclosure Letter, the "1999 Average EBT Income Statements"), prepared by Ernst & Young, LLP, in a manner consistent with (using the accounting policies and bases employed in the preparation of) the Audited Financial Statements, and taking into account the Calculation Adjustments defined in Section 1.5(e) below, shall be made available to the Shareholders' Agent and to Sam Rogoff & Co. If the Shareholders fail to notify Purchaser of their disagreement with the 1999 Average EBT (as defined in Section 12.13) in accordance with paragraph (d) of this Section 1.5, the 1999 Average EBT based on the 1999 Average EBT Income Statements shall be final and binding on the Shareholders and Purchaser for all purposes of this Agreement. If the First Additional Payment is greater than zero, then Purchaser shall, within 10 days following the date the determination of the 1999 Average EBT becomes final and binding on Shareholders and Purchaser (the "1999 Closing Date"), pay in the manner set forth in paragraph (c) of this Section 1.5, subject to the limitations of the last sentence of Section 1.2, such Shareholder's pro rata share of the First Additional Payment.

                  (b) Within 45 days following December 31, 2000, the Group's income statement for the twelve months ended December 31, 2000 (the "2000 Income Statement", and together with the

1999 Income Statement, the "2000 Average EBT Income Statements"), prepared by Ernst & Young, LLP, in a manner consistent with (using the accounting policies and bases employed in the preparation of) the Audited Financial Statements, and taking into account the Calculation Adjustments defined in Section 1.5(e) below, shall be made available to the Shareholders' Agent and to Sam Rogoff & Co. If the Shareholders fail to notify Purchaser of their disagreement with the 2000 Average EBT (as defined in Section 12.13) in accordance with paragraph (d) of this Section 1.5, the 2000 Average EBT based on the 2000 Average EBT Income Statements shall be final and binding on the Shareholders and Purchaser for all purposes of this Agreement. If the Second Additional Payment is greater than zero, then Purchaser shall, within 10 days following the date the determination of the 2000 Average EBT becomes final and binding on Shareholders and Purchaser (the "2000 Closing Date"), pay such Shareholder's pro rata share of the Second Additional Payment in the manner set forth in paragraph (c) of this Section 1.5, subject to the limitations of the last sentence of Section 1.2.

                  (c) Purchaser shall deliver a written notice ("Purchaser Notice") to the Shareholders' Agent at least 10 Business Days prior to the 1999 Closing Date or 2000 Closing Date, as the case may be, setting forth the proportions of the First Additional Payment or the Second Additional Payment, as the case may be, to be made in cash and shares of VTX Common Stock. Purchaser shall pay the First Additional Payment or the Second Additional Payment, as the case may be, by (i) paying by wire transfer of immediately available funds to such accounts as the Shareholders may reasonably direct by written notice delivered by the Shareholders Agent to Purchaser at least two Business Days prior to the 1999 Closing Date or the 2000 Closing Date, as the case may be, such Shareholder's pro-rata share of the amount in cash designated in such notice delivered by Purchaser, and (ii) delivering a certificate or certificates representing such Shareholder's pro-rata share of the First Additional Shares or the Second Additional Shares, as the case may be. The proportion of cash and shares of VTX Common Stock for each of the First Additional Payment and the Second Additional Payment shall be determined by Purchaser in its sole discretion; provided, however, not less than 25% and not more than 75% of the First Additional Payment or the Second Additional Payment, as the case may be, may be made in shares of VTX Common Stock without the written consent of the Shareholders' Agent.

                  (d) The Shareholders' Agent and Sam Rogoff & Co. shall notify Purchaser in writing within 30 days following receipt of the 1999 Average EBT Income Statements or the 2000 Average EBT Income Statements, as the case may be, if they do not agree with the calculations set forth therein, in which case the Shareholders' Agent and Purchaser will use good faith efforts during the 10-day period following the date of such written notice to resolve any differences they may have. Such written notice will identify with reasonable specificity the calculations with which the Shareholders' Agent and Sam Rogoff & Co. disagree or other bases for such disagreement; provided that the Shareholders' Agent and Sam Rogoff & Co. may not set forth any disagreement with any item on either the 1999 Average EBT Income Statements or the 2000 Average EBT Income Statements to the extent that such item is calculated in a manner consistent with that employed in the preparation of PSS's Audited Financial Statements. To the extent that there is any dispute relating to the accounting policies and bases employed in the preparation of the Audited Financial Statements, the determination with respect thereto shall be made by Sam Rogoff & Co. If the Shareholders' Agent and Purchaser cannot reach agreement during such 10-day period, their disagreements shall be promptly submitted to a United Kingdom independent accounting firm of recognized stature jointly selected by the Shareholders' Agent and Purchaser (the "Independent Accountant"), which shall conduct such additional review as is necessary to resolve the specific disagreements referred to it and, based thereon and having due regard for consistency with PSS's Audited Financial Statements, shall determine the 1999 Average EBT or the 2000 Average EBT, as the case may be. The review of the Independent Accountant will be restricted as to scope to address only those matters as to which the Shareholders' Agent and Purchaser have not reached agreement pursuant to the preceding sentence. The Independent Accountant's determination of the 1999 Average EBT or the 2000 Average EBT, as the case may be, shall be completed as promptly as practicable but in no event later than 25 days following its selection, shall be confirmed by the Independent Accountant in writing to, and shall be final and binding on, the Shareholders and Purchaser for purposes of this Section 1.5.

                  (e) Notwithstanding anything to the contrary set forth in
Section 1.5(a) and (b) of this Agreement, for the sole purpose of calculating the 1999 Income Statement, 1999 Average EBT, 2000 Income Statement and 2000 Average EBT (the "Statements"):

                  (i) management and overhead expenses of VTX and/or any Subsidiaries of VTX other than the Companies and/or their Subsidiaries (the "VTX Subsidiaries") will be reflected as if charged against the Companies and/or their Subsidiaries only to the extent such expenses are reasonable in the aggregate and relate to goods, services and/or functions actually provided to the Companies and/or their Subsidiaries by VTX and the VTX Subsidiaries;

                  (ii) any interest costs or other financing expenses incurred or allocated to the Companies and/or their Subsidiaries will be disregarded, except to the extent that the proceeds of such financing are either (x) applied to the refinancing of third party debt of the Companies and/or their Subsidiaries outstanding on the Closing Date or
         (y) applied to the financing of any of the activities of the Companies and/or their Subsidiaries;

                  (iii) the benefit of any interest that would have been earned by the Companies and/or their Subsidiaries on cash surpluses in accordance with the policies employed by the Companies and/or their Subsidiaries as at the time of signing this Agreement, which have been utilized by VTX and/or the VTX Subsidiaries will be taken into account when preparing and calculating the Statements;

                  (iv) any costs incurred by the Companies and/or their Subsidiaries as a result of an acquisition, or any material expenses incurred by the Companies and/or their Subsidiaries, at the direction of VTX, which were objected to at the time by any two of the Individuals, will be disregarded;

                  (v) all expenses reasonably and properly incurred by VTX and/or the VTX Subsidiaries in the operation of the Companies and/or their Subsidiaries will be taken into account when preparing and calculating the statements as if such expenses had been incurred by the Companies and/or their Subsidiaries;

                  (vi) any accounting charges or effects, which could not have been incurred but for the consummation of the transactions contemplated by this Agreement, including without limitation any amortization or depreciation expenses relating to or resulting from the writeup of goodwill or assets resulting from the transactions contemplated by this Agreement, will be disregarded; and

                  (vii) any transaction (including any transaction contemplated by clause (i) to (v) above) between any of the Companies and/or their Subsidiaries, on the one hand, and VTX and any of the VTX Subsidiaries on the other, will be reflected as if the economic or financial terms of such transaction are consistent with those of an arms-length transaction, regardless of the actual economic or financial terms of such transaction.

                  (f) The fees of and expenses incurred by the Independent Accountant in connection with the determination of the 1999 Average EBT or the 2000 Average EBT shall be payable between the parties as follows: (a) if the amount determined by the Independent Accountant is within 5% of the amount notified to the Shareholders' Agent by the Purchaser under the provisions of
Section 1.5(d) the fees and expenses incurred by the Independent Accountant shall be borne by the Individuals and (b) if the amount determined by the Independent Accountant is more than 5% of the amount notified to the Shareholders' Agent by the Purchaser under the provisions of Section 1.5(d) the fees and expenses incurred by the Independent Accountant shall be borne by the Purchaser.

                  1.6 Further Assurances; Post-Closing Cooperation.

                  (a) At any time or from time to time after the Closing, each of the Shareholders shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request more effectively to vest title to the Shares in Purchaser and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of each Company and its Subsidiaries and their assets and properties and Books and Records, and otherwise to cause each of the Shareholders to fulfill its obligations under this Agreement and the Operative Agreements to which it is a party.

                  (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the Books and Records in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement or the Taxation Deed,
(iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement or any of the Operative Agreements or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six years after the Closing Date not to destroy or otherwise dispose of any such Books and Records unless such party shall first offer in writing to surrender such Books and Records to the other party and such other party shall not agree in writing to take possession thereof during the 10 day period after such offer is made.

                  (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, or to review the 1999 Average Income Statement or the 2000 Average Income Statement, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of each Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by the Shareholders in accordance with this paragraph shall be held confidential by the Shareholders.

                  (d) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                               OF THE PARTICIPANTS


                  Each of the Shareholders, and Godfrey Smith (collectively, the "Participants") severally represents and warrants to Purchaser with respect to each Company and its Subsidiaries and/or such Participants, as the case may be, (except as disclosed in the Disclosure Letter either against a particular subclause or against the representations and warranties generally) as follows:

                  2.1 Corporate Existence and Qualification. Each Company is a corporation duly incorporated and validly existing under the Laws of its jurisdiction, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Each Company is duly qualified, licensed or admitted to do business in those jurisdictions specified in Section 2.1 of the Disclosure Letter, which are the only jurisdictions in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by such Company and its Subsidiaries to be qualified, licensed or admitted can in the aggregate be eliminated without material cost or expense by such Company or a Subsidiary, as the case may be, becoming qualified, licensed or admitted. The Shareholders have prior to the execution of this Agreement delivered to Purchaser true and complete copies of the Organizational Documents of each Company as in effect on the date hereof.

                  2.2 Capital Stock. (a) The authorized share capital of PSS consists solely of 300,000 ordinary shares of 10p each of which only 251,000 ordinary shares are issued.

                  (b) The authorized share capital of PSSML consists solely of 100,000 ordinary shares of 'L'1 each of which only 200 ordinary shares are issued.

                  (c) The authorized share capital of Trend consists solely of 200,000 "A" ordinary shares of 20p each, 200,000 "B" ordinary shares of 20p each, and 100,000 "C" ordinary shares of 20p each, of which only 85 "A" ordinary shares, 85 "B" ordinary shares and 30 "C" ordinary shares are issued.

                  (d) The Shares comprise the entire issued ordinary shares of PSS, PSSML and Trend as of Closing.

                  (e) As of Closing, the Shares will be duly authorized, validly issued, outstanding, fully paid and nonassessable. As of Closing, the Shareholders will own the Shares, beneficially and of record, free and clear of all Encumbrances. There are no outstanding Options with respect to any of the Companies. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in Section 1.4 will transfer to Purchaser good and valid title to the Shares, free and clear of all Encumbrances.

                  2.3 Subsidiaries. Section 2.3 of the Disclosure Letter lists the names of each of the Companies' Subsidiaries and all lines of business in which each Subsidiary is participating or engaged. Each Subsidiary is a corporation duly incorporated and validly existing under the Laws of its jurisdiction of incorporation identified in Section 2.3 of the Disclosure Letter, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Each Subsidiary is duly qualified, licensed or admitted to do business in those jurisdictions specified in Section
2.3 of the Disclosure Letter, which are the only jurisdictions in which the ownership, use or leasing of such Subsidiary's assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by such Company and its Subsidiaries to be qualified, licensed or admitted can in the aggregate be eliminated without material cost or expense by such Company or Subsidiary, as the case may be, becoming qualified, licensed or admitted. Section 2.3 of the Disclosure Letter lists for each Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record owners of such outstanding capital stock. Except as disclosed in Section 2.3 of the Disclosure Letter, all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by such Company or Subsidiaries wholly owned by such Company free and clear of all Encumbrances. There are no outstanding Options with respect to any Subsidiary. The Shareholders have prior to the execution of this Agreement delivered to Purchaser true and complete copies of the Organizational Documents of each of the Subsidiaries as in effect on the date hereof.

                  2.4 Authorization. Each Participant has full power and authority to enter into this Agreement and the Operative Agreements to which it is a party, and to carry out the transactions contemplated hereby and thereby, and each of this Agreement and the Operative Agreements is a valid and binding obligation of each Participant enforceable against such Participant in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles.

                  2.5 No Violation. The execution and delivery by each Participant of this Agreement does not, and the execution and delivery by each Participant of the Operative Agreements to which it is a party, the performance by each of the

Participant of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of any the Organizational Documents of the Trustees, any Company or any Subsidiary;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.5 of the Disclosure Letter, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to any Participant, any Company or Subsidiary or any of their respective assets and properties; or

                  (c) except as disclosed in Section 2.5 of the Disclosure Letter, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require any Participant, Company or Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Encumbrance upon any Participant, Company or Subsidiary or any of their respective assets and properties under, any Contract or license to which any Participant, Company or Subsidiary is a party or by which any of their respective assets and properties is bound.

                  2.6 Governmental Approvals and Filings. Except as disclosed in
Section 2.6 of the Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any Shareholder, Company or Subsidiary is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

                  2.7 Books and Records. The minute books and other similar records of each Company and its Subsidiaries as made available to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of such Company and its Subsidiaries. The stock transfer ledgers and other similar records of each Company and its Subsidiaries as made available to Purchaser prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of such Company and its Subsidiaries. Except as set forth in
Section 2.7 of the Disclosure Letter, neither the Companies nor any Subsidiary has any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Companies or its Subsidiaries.

                  2.8 Financial Statements. (a) Annexed hereto in Section 2.8 of the Disclosure Letter are true and complete copies of the audited balance sheets of each Company and its consolidated Subsidiaries as of December 31, 1998, and the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended December 31, 1998, together with a true and correct copy of the report on such audited information by Sam Rogoff & Co., and all letters from such accountants with respect to the results of such audits (collectively, the "Audited Financial Statements"); and

                  (b) Except as set forth in the notes thereto and as disclosed in Section 2.8 of the Disclosure Letter, all such financial statements (i) were prepared in accordance with GAAP, (ii) fairly present the consolidated financial condition and results of operations of such Company and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods covered thereby, and (iii) were compiled from the Books and Records of such Company and its Subsidiaries regularly maintained by management and used to prepare the financial statements of such Company and its Subsidiaries in accordance with the principles stated therein. Each Company and its Subsidiaries have maintained their respective Books and Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP. Except for those Subsidiaries listed in Section 2.8 of the Disclosure Letter, the financial condition and results of operations of each Subsidiary are, and for all periods referred to in this Section 2.8 have been, consolidated with those of the Companies.

                  2.9 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since the Financial Statement Date there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Companies. Without limiting the foregoing, except as disclosed in Section 2.9 of the Disclosure Letter, there has not occurred between the Financial Statement Date and the date hereof:

                  (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of any Company or any Subsidiary not wholly owned by a Company, or any direct or indirect redemption, purchase or other acquisition by any Company or Subsidiary of any such capital stock of or any Option with respect to any Company or any Subsidiary not wholly owned by a Company;

                  (ii) any authorization, issuance, sale or other disposition by any Company or Subsidiary of any shares of capital stock of or Option with respect to any Company or Subsidiary, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to any Company or Subsidiary;

                  (iii) (x) any increase in the salary, wages or other compensation of any officer, employee or consultant of any Company or Subsidiary whose annual salary is, or after giving effect to such change would be, 'L'30,000 or more; (y) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any benefit plan, employment-related Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any benefit plan, employment-related Contract or other employee compensation arrangement; or (z) any adoption, entering into or becoming bound by any benefit plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any benefit plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presented options, only to the extent the option which such Company or

         Subsidiary reasonably believed to be the least costly was chosen;

             (iv) (A) incurrences by any Company or Subsidiary of Indebtedness in an aggregate principal amount exceeding 'L'25,000 (net of any amounts discharged during such period), or (B) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of any Company or Subsidiary under, any Indebtedness of or owing to any Company or Subsidiary;

                  (v) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of any Company or Subsidiary in an aggregate amount exceeding 'L'10,000;

             (vi) any material change in (x) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Taxation practice or policy of any Company or Subsidiary, or (y) any method of calculating any bad debt, contingency or other reserve of any Company or Subsidiary for accounting, financial reporting or Taxation purposes, or any change in the fiscal year of any Company or Subsidiary;

            (vii) any write-off or write-down of or any determination to write off or write down any of the assets and properties of any Company or Subsidiary in an aggregate amount exceeding 'L'10,000;

           (viii) any acquisition or disposition of, or incurrence of a Encumbrance on, any assets and properties of any Company or Subsidiary, other than in the ordinary course of business consistent with past practice;

             (ix) any (x) amendment of the Organizational Documents of any Company or Subsidiary, (y) recapitalization, reorganization, liquidation or dissolution of any Company or Subsidiary or (z) merger or other business combination involving any Company or Subsidiary and any other Person;

                  (x) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Letter pursuant to Section 2.18(a) or (B) any material license held by any Company or Subsidiary;

                  (xi) capital expenditures or commitments for additions to property, plant or equipment of any Company or Subsidiary constituting capital assets in an aggregate amount exceeding 'L'10,000;

                  (xii) any commencement or termination by any Company or Subsidiary of any line of business;

                  (xiii) any transaction by any Company or Subsidiary with any Shareholder, any officer, director or Affiliate (other than any Company or Subsidiary) of such Shareholder (A) outside the ordinary course of business consistent with past practice or (B) other than on an arm's-length basis, other than pursuant to any Contract in effect on the Financial Statement Date and disclosed pursuant to Section 2.18(a)(vi) of the Disclosure Letter;

                  (xiv) any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

                  (xv) any other transaction involving or development affecting any Company or Subsidiary outside the ordinary course of business consistent with past practice.

                  2.10 No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet included in the Audited Financial Statements or in the notes thereto or as disclosed in Section 2.10 of the Disclosure Letter or any other Section of the Disclosure Letter, there are no Liabilities against, relating to or affecting any Company or Subsidiary or any of their respective assets and properties, other than Liabilities (i) incurred in the ordinary course of business consistent with past practice or (ii) which, individually or in the aggregate, are not material to the Business or Condition of such Company.

                  2.11 Title to Properties; Encumbrances. Except as disclosed in
Section 2.11 of the Disclosure Letter and as sold or disposed of in the ordinary course of business, each Company has good and valid title to all of the properties and assets reflected in the Audited Financial Statements and all the properties and assets purchased or otherwise acquired by each Company since the Financial Statement Date. Except as set forth on Section 2.11 of the Disclosure Letter, none of such properties or assets is subject to any Encumbrance. The rights, properties and other assets presently owned, leased or licensed by each Company include all rights, properties and assets necessary to permit such Company to conduct its business in the same manner as it has been conducted heretofore.

                  2.12 Plant and Equipment. The plants, structures and equipment of each Company (owned or leased) are adequate for the conduct of the business of such Company as presently conducted. None of the Companies have received any notification that it is in violation of any applicable building, anti-pollution, environmental, health or other Law, ordinance or regulation in respect of its plants or structures or operations. To the Knowledge of Shareholders, no such violation exists, and all related material permits, licenses and other authorizations under such Laws have been obtained and are in effect and complied with.

                  2.13 Leases. Section 2.13 of the Disclosure Letter contains an accurate and complete list of all leases pursuant to which each Company leases any real property and any material personal property. All such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing material defaults by such Company or, to the Knowledge of the Shareholders, the other party thereunder; no material event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default thereunder; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement. To the Knowledge of Shareholders, all leased property and improvements are free of any material defects.

                  2.14 Bank Accounts. Section 2.14 of the Disclosure Letter sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which each Company maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or otherwise have access thereto. As at May 26, 1999, the Companies held cash and cash equivalents aggregating not less than 'L'714,016 in the form and amounts set forth next to the name of each financial institution on Section 2.14 of the Disclosure Letter.

                  2.15 Legal Proceedings. Except as disclosed in Section 2.15 of the Disclosure Letter (with paragraph references corresponding to those set forth below):

                  (a) there are no Actions or Proceedings pending or, to the Knowledge of Shareholders, threatened against, relating to or affecting the Shareholders, any Company or Subsidiary or any of their respective assets and properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Purchaser, or (ii) if determined adversely to any Shareholder, Company or Subsidiary, could reasonably be expected to result in (x) any injunction or other equitable relief against any Company or Subsidiary that would interfere in any material respect with its business or operations or (y) Losses by any Company or Subsidiary, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding 'L'10,000;

                  (b) there are no facts or circumstances to the Knowledge of the Shareholders that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

                  (c) there are no Orders outstanding against any Company or Subsidiary.

Prior to the execution of this Agreement, the Shareholders have delivered to Purchaser all responses of counsel for each Company and its Subsidiaries to auditors' requests for information delivered in connection with the Audited Financial Statements (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting such Company or Subsidiary.

                  2.16  Taxes.

                  2.16.1 PSS and PSSML. (a) All necessary information notices, computations and returns which are required to have been submitted have been submitted by or on behalf of PSS and PSSML to the Inland Revenue or other Taxation Authority (as appropriate) and all information, notices, computations and Tax Returns submitted are accurate in all material respects and are not at the date hereof the subject of any material dispute and the Shareholders are unaware of any circumstances likely to give rise to a dispute.

                  (b) All Liabilities, whether actual, deferred, contingent or disputed, of PSS and PSSML for tax measured by reference to actual or deemed taxable income, profits or gains made or deemed to have been made on or before the Financial Statement Date or for which PSS and PSSML is liable at the Financial Statement Date and for any other taxes, duties or other fiscal impositions of any kind whatsoever (including any interest on any such amounts and any penalties or charges imposed in relation to such amounts) arising before the Financial Statement Date whether under the Law of the United Kingdom or any other part thereof or any Law of any jurisdiction and whether incurred as principal, agent or trustee, are appropriately provided for, disclosed or noted in the Audited Financial Statements and proper provision has been made for deferred tax in accordance with applicable accounting standards.

                  (c) (i) PSS and PSSML are registered taxable persons for the purpose of the VAT legislation (as defined below) and no circumstances exist whereby PSS or PSSML would or might become liable for value added tax as an agent or otherwise by virtue of Section 47 of VATA or its foreign equivalent.

                  (ii) PSS and PSSML have complied in all respects with the requirements and provisions of VATA and all regulations and orders made thereunder or their foreign equivalents (the "VAT legislation") and has made and maintained and will pending Closing make and maintain accurate and up to date records invoices accounts and other documents required by or necessary for the purposes of the VAT legislation.

                  (d) All documents in the enforcement of which PSS and PSSML are or may be interested have been duly stamped (if applicable) and no transaction has occurred since the Financial Statement Date whereby PSS and PSSML may be or become liable to stamp duty reserve tax.

                  (e) Neither PSS nor PSSML is involved in any current dispute with any Taxation Authority. To the Knowledge of the Shareholders, there is no planned investigation, audit or non-routine visit by any Taxation Authority relating to PSS or PSSML.

                  (f) PSS and PSSML have properly operated the P.A.Y.E. system deducting tax as required by law from all payments to or treated as made to or benefits provided for employees, ex-employees or independent contractors of PSS and PSSML (including any such payments within Section 134 TA) and duly accounted to the Inland Revenue for tax so deducted and has complied with all their reporting obligations to the Inland Revenue in connection with any such payments made or benefits provided, and no P.A.Y.E. audit in respect of PSS and PSSML have been made by the Inland Revenue nor has the Inland Revenue notified that any such audit will be made.

                  (g) To the Knowledge of the Shareholders, (i) no transaction or event outside the normal course of business has occurred since the Financial Statement Date in consequence of which PSS or PSSML has or may be held liable for any Taxation or deprived of relief or allowances otherwise available to them or (ii) no transaction or event has occurred since the Financial Statement Date in consequence to which PSS or PSSML may otherwise be held liable for or to indemnify any person in respect of any Taxation for which some other company or person was primarily liable (whether by reason of any such other company being or having been a member of the same group of companies or otherwise).

                  (h) To the Knowledge of the Shareholders, all transactions entered into by PSS and PSSML on an arm's length basis and the consideration (if any) charged or received or paid by PSS and PSSML on all transactions entered into by them has been equal to the consideration which might have been expected to be charged received or paid (as appropriate) between independent persons dealing at arm's length and no notice or inquiry pursuant to Section 770 TA has been made in connection with any of such transactions.

                  (i) All necessary conditions for all capital allowances (as defined in section 832(1) TA) claimed by PSS and PSSML were at all material times satisfied and neither PSS nor PSSML have become liable for any balancing charge since the Financial Statement Date.

                  (j) (i) Neither PSS or PSSML have been the lessee under any leases of plant or machinery save for the leases specified in Section 2.13 of the Disclosure Letter (the Leases").

                  (ii) The machinery or plant subject to the Leases has in the period which is the requisite period in respect of any expenditure thereon by an owner or lessor for the purposes of Section 39(1) of CAA been used and only been used for a qualifying purpose as defined by the section.

                  (iii) No assets subject to the Leases have at any time been leased by PSS and/or PSSML or its lessees to a person who is not resident in the United Kingdom and does not use the machinery or plant for the purposes of a trade carried on there.

                  (iv) To the Knowledge of the Shareholders, no revenue inquiry or other circumstance which indicates that any person who is or was a lessor or owner of equipment subject to any of the Leases will or may be denied the first year allowances and writing down allowances by reference to which the initial rental under that Lease was calculated.

                  (k) In respect of arrangements relating to group relief under sections 402-413 TA to which PSS and/or PSSML is or have been a party:

                  (i) all claims by PSS and PSSML for group relief were when made and are now valid and have been or will be allowed by way of relief from corporation Taxation;

                  (ii) neither PSS or PSSML have made or are liable to make any payment for group relief otherwise than in consideration for the surrender of group relief allowable to them by way of relief from corporation Taxation;

                  (iii) PSS and PSSML are not due to receive any payments under any arrangement or agreement for surrender of group relief by them;

                  (iv) no such payment exceeds or could exceed the amount permitted by section 402(6) TA; and

                  (v) there exist or existed for any period of account in respect of which a surrender has been made or purports to have been made no arrangements such as are specified in section 410(1)-(6) TA.

                  (l) Neither PSS or PSSML have acquired any asset other than trading stock from any other company belonging at the time of acquisition to the same group of companies as PSS and PSSML within the meaning of section 170 TCGA and no member of any group of companies of which PSS and PSSML at any material time been the principal company (as defined in section 170(2)(b) TCGA) has so acquired any asset.

                  2.16.2 Trend. (a) All necessary information notices, computations and returns which are required to have been submitted have been submitted by or on behalf of Trend to the Revenue Commissioners or other Taxation Authority (as appropriate) and all information, notices, computations and Tax Returns submitted are accurate in all material respects and are not at the date hereof the subject of any material dispute and the Shareholders are unaware of any circumstances likely to give rise to a dispute.

                  (b) All Liabilities, whether actual, deferred, contingent or disputed, of Trend for tax measured by reference to actual or deemed taxable income, profits or gains made or deemed to have been made on or before the Financial Statement Date or for which Trend is liable at the Financial Statement Date and for any other taxes, duties or other fiscal impositions of any kind whatsoever (including any interest on any such amounts and any penalties or charges imposed in relation to such amounts) arising before the Financial Statement Date whether under the Law of the Republic of Ireland or any other part thereof or any Law of any jurisdiction and whether incurred as principal, agent or trustee, are appropriately provided for, disclosed or noted in the Audited Financial Statements and proper provision has been made for deferred tax in accordance with applicable accounting standards.

                  (c) (i) Trend is a registered taxable person for the purpose of the VAT legislation (as defined below) and no circumstances exist whereby Trend would or might become liable for value added tax as an agent or otherwise by virtue of Section 37 of VATA or its foreign equivalent.

                  (ii) Trend has complied in all respects with the requirements and provisions of VATA and all regulations and orders made thereunder or their foreign equivalents (the "VAT legislation") and has made and maintained and will pending Closing make and maintain accurate and up to date records invoices accounts and other documents required by or necessary for the purposes of the VAT legislation.

                  (d) All documents in the enforcement of which Trend is or may be interested have been duly stamped (if applicable) and no transaction has occurred since the Financial Statement Date whereby Trend may be or become liable to stamp duty.

                  (e) Trend is not involved in any current dispute with any Taxation Authority. To the Knowledge of the

Shareholders, there is no planned investigation, audit or non-routine visit by any Taxation Authority relating to Trend.

                  (f) Trend has properly operated the P.A.Y.E. system deducting tax as required by law from all payments to or treated as made to or benefits provided for employees, ex-employees or independent contractors of Trend and duly accounted to the Revenue Commissioners for tax so deducted and has complied with all their reporting obligations to the Revenue Commissioners in connection with any such payments made or benefits provided, and no P.A.Y.E. audit in respect of Trend has been made by the Revenue Commissioners nor have the Revenue Commissioners notified that any such audit will be made.

                  (g) To the Knowledge of the Shareholders, (i) no transaction or event outside the normal course of business has occurred since the Financial Statement Date in consequence of which Trend has or may be held liable for any Taxation or deprived of relief or allowances otherwise available to them or (ii) no transaction or event has occurred since the Financial Statement Date in consequence of which Trend may otherwise be held liable for or to indemnify any person in respect of any Taxation for which some other company or person was primarily liable (whether by reason of any such other company being or having been a member of the same group of companies or otherwise).

                  (h) To the Knowledge of the Shareholders, all transactions entered into by Trend on an arm's length basis and the consideration (if any) charged or received or paid by Trend on all transactions entered into by them has been equal to the consideration which might have been expected to be charged received or paid (as appropriate) between independent persons dealing at arm's length.

                  (i) All necessary conditions for all capital allowances (as defined in section 2 Taxes Consolidation Act 1997 claimed by Trend were at all material times satisfied and Trend has not become liable for any balancing charge since the Financial Statement Date.

                  (j) (i) Trend has not been the lessee under any leases of plant or machinery save for the leases specified in Section 2.13 of the Disclosure Letter (the "Leases")

                  (ii) No assets subject to the Leases have at any time been leased by Trend or its lessees to a person who is not resident in the Republic of Ireland and does not use the machinery or plant for the purposes of a trade carried on there.

                  (iii) To the Knowledge of the Shareholders, no revenue inquiry or other circumstance which indicates that any person who is or was a lessor or owner of equipment subject to any of the Leases will or may be denied the first year allowances and writing down allowances by reference to which the initial rental under that Lease was calculated.

                  (k) Trend has never been part of a group for tax purposes.

                  (l) Trend has not acquired any asset other than trading stock from any other company belonging at the time of acquisition to the same group of companies as Trend within the meaning of section 616 Taxes Consolidation Act 1997 and no member of any group of companies of which Trend at any material time has been the principal company (as defined in section 616 Taxes Consolidation Act 1997) has so acquired any asset.

                  (m) All patents held by Trend are qualifying patents within the meaning of Section 234 of the Taxes Consolidation Act 1997.

                  2.16.3  Portable Software Solutions Incorporated.

                  (a) PSSI has filed all Tax Returns (or the Tax Returns have been filed on behalf of PSSI) required to be filed by applicable Law. All Tax Returns were true, complete and correct and filed on a timely basis. PSSI has paid all Taxes that are due, or claimed or asserted by any taxing authority to be due, from PSSI for the periods covered by the Tax Returns.

                  (b) Except as set forth in Section 2.16.3(b) of the Disclosure Letter, PSSI has established on its books and records reserves adequate to pay all Taxes not yet due and payable.

                  (c) Except as set forth in Section 2.16.3(c) of the Disclosure Letter, there are no tax liens upon the assets of PSSI except Encumbrances for Taxes not yet due.

                  (d) Except as set forth in Section 2.16.3(d) of the Disclosure Letter, PSSI has not requested (and no request has been made on PSSI's behalf) any extension of time within which to file any Tax Return.

                  (e) Except as set forth in Section 2.16.3(e) of the Disclosure Letter, (i) PSSI has not entered into any agreements with any Taxation Authority extending the statute of limitations for the assessment of Taxes; (ii) there has been no audit since 31 December, 1997 and there are no ongoing audits or administrative proceedings with respect to any Taxes of PSSI; and (iii) no deficiency for any Taxes has been suggested, proposed, asserted or assessed against PSSI or its Subsidiaries that has not been resolved and paid in full.

                  (f) Except as set forth in Section 2.16.3(f) of the Disclosure Letter, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of PSSI.

                  (g) Except as set forth in Section 2.16.3(g) of the Disclosure Letter, PSSI has not received any written ruling of a Taxation Authority relating to Taxes or entered into any written and legally binding agreement with any Taxation Authority relating to Taxes.

                  (h) Except as set forth in Section 2.16.3(h) of the Disclosure Letter, PSSI has made available to Purchaser complete and accurate copies of all Tax Returns and associated work papers filed by or on behalf of PSSI for all taxable periods ending on or prior to the date of this Agreement.

                  (i) PSSI is not party or subject to, or bound by, any agreements relating to the allocation or sharing of Taxes.

                  (j) All transactions that could give rise to an understatement of federal income tax (within the meaning of Code 'SS'6661 for Tax Returns filed on or before December 31, 1989, and within the meaning of Code 'SS'6662 for tax returns filed after December 31, 1989) by PSSI have been adequately disclosed on PSSI's Tax Returns in accordance with Code 'SS'6661(b)(2)(B) for Tax Returns filed on or prior to December 31, 1989, and in accordance with Code 'SS'6662(d)(2)(B) for Tax Returns filed after December 31, 1989.

                  (k) PSSI has made valid elections under section 1362 of the Code and any similar provision of state or local law, and such elections have been in full force and effect for all taxable periods of PSSI since January 1, 1987.

                  2.17 Benefit Plans. There is not in existence, and no proposal has been announced to establish, any retirement, health, death or disability benefit scheme for officers or employees or obligation to or in respect of present or former officers or employees or the dependents of any such person with regard to retirement, health, death or disability pursuant to which any Company is or may become liable to make payments and no pension or retirement or sickness gratuity or payment or benefit in connection with loss of office or employment is currently being paid or has been promised by any Company to or in respect of any former officer or former employee or a dependant of any such person.

                  2.18  Contracts and Commitments; No Default.

                  (a) Except for Contracts, commitments, plans, agreements, licenses, leases, sales orders, purchase orders and other matters (written or oral) set forth on Section 2.18 of the Disclosure Letter:

                  (i) None of the Companies have an employment agreement with any officer, employee or agent, or any agreement that contains any severance or termination pay Liabilities, nor is any Company subject to any Liabilities relating to severance, termination or vacation pay (apart from normal vacation allowances);

                 (ii) None of the Companies have collective bargaining or union Contracts;

                (iii) None of the Companies are restricted by agreement from carrying on its business, or any part thereof, anywhere in the world, or from competing with any Person in a line of business similar to any aspect of its business, nor are any of the Companies the beneficiary of any agreement restricting any other Person from carrying on its business, or any part thereof, or from competing with any Company in any line of business;

                 (iv) None of the Companies have any debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others;

                  (v) None of the Companies are subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person whether under a loan agreement, note or otherwise;

                 (vi) None of the Companies are a party to any Contract or loan to which any of its officers, directors or shareholders or any Affiliate or Associate of any Company is a party;

                (vii) None of the Companies are a party to any purchase or sale Contract that continues for a period of more than twelve months (including periods covered by any option to renew by either party);

               (viii) None of the Companies are a lessor under any lease intended as security, an owner participant in any leveraged lease transaction or a party to a vendor arrangement or conditional sales agreement;

                 (ix) None of the Companies have given any power of attorney to any Person for any purpose whatsoever;

                  (x) There are no outstanding sales or purchase Contracts, commitments or proposals of any Company that will result in any loss upon completion or performance thereof, after allowance for direct expenses; and

                 (xi) None of the Companies are a party to, nor is it subject to, any other material Contracts, commitments or restrictions.

                  (b) True and complete copies of all documents (including all amendments thereto) referred to in Section 2.18(a) have been delivered to Purchaser. Section 2.18 of the Disclosure Letter contains a list of all employees of each Company and their annual compensation and job descriptions. All Contracts commitments or restrictions referred to in Section 2.18(a) are valid and enforceable in accordance with their respective terms. None of the Companies are materially in default in the performance of any of its obligations thereunder; no event has occurred which (whether with or without notice, lapse of time, or both, or the happening or the occurrence of any other event) would constitute such a default thereunder; all parties under such Contracts have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement; and to the Knowledge of the Shareholders, all other parties thereto are not in material default thereunder and have no counterclaims, offsets and defenses with respect thereto.

                 2.19 Inventory. Each item of inventory of each Company, whether or not reflected in the Audited Financial Statements, (i) except as set forth on Section 2.19 of the Disclosure Letter, is owned by such Company and its

Subsidiaries free and clear of any Encumbrances, (ii) is in usable and saleable condition in all respects, and (iii) is valued on the books of such Company in accordance with GAAP.

                  2.20 Accounts Receivable. All accounts receivable of each Company, whether or not reflected in the Audited Financial Statements, (i) represent sales actually made in the ordinary course of business and (ii) are valued in accordance with GAAP.

                  2.21 Orders, Commitments and Returns. As of May 26, 1999, the aggregate of all accepted and unfulfilled orders for the sale of merchandise and services entered into by the Companies exceeds 'L'4,964,000 and the aggregate of all Contracts and commitments for the purchase of inventory by the Companies does not exceed 'L'2,700,000 All orders for the sale of merchandise and Contracts and commitments for the purchase of inventory were made in the ordinary course of business, and no additional orders for the sale of merchandise or Contracts or commitments for the purchase of inventory have been entered into by any Company since the date listed above except in the ordinary course of business. As of May 26, 1999, there are no claims in excess of 'L'10,000 in the aggregate against any Company to return any of the merchandise by reason of alleged overshipments, defective or unsuitable merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable.

                  2.22 Customers and Suppliers. Section 2.22 of the Disclosure Letter sets forth for the twelve-month period ended on December 31, 1998: (a) a list of the amounts collected from sales to the top 10 customers of each Company; and (b) a list of the amounts paid to the top five suppliers of each Company for purchases from such suppliers. As of the date of this Agreement, there has been no material adverse change in the business relationship of any Company with any of the customers or suppliers to whom the amounts set forth in
Section 2.22 of the Disclosure Letter relate.

                  2.23 Permits and Other Operating Rights. Except as set forth on Section 2.23 of the Disclosure Letter, none of the Companies require the consent of any third Person to permit it to operate its business in the manner in which it presently is being conducted, and possess all material permits and other authorizations from third Persons, including without limitation, federal, foreign, state and local Governmental or Regulatory Authorities, presently required by applicable provisions of Law, including statutes, regulations and existing judicial decisions, and by the property and Contract rights of third Persons, necessary to permit it to operate its business in the manner in which it presently is being conducted.

                  2.24 Compliance With Law. Each Company is in material compliance with all Laws and Orders applicable to it and its properties and assets. Except as set forth in Section 2.24 of the Disclosure Letter, none of the Companies have received any notification that it is in violation of any such Laws or Orders.

                  2.25 Warranty or Other Claims. Other than for warranty claims in the ordinary course of business, none of the Shareholders knows or has reason to know of any existing, threatened, anticipated or contemplated claims, individually or in the aggregate in excess of 'L'10,000, or any facts upon which such a claim could be based, against any Company, for products which are defective or fail to meet any product warranties. No claim has been asserted against any Company for renegotiation or price redetermination of any material business transaction and none of the Shareholders have knowledge of any facts upon which any such claim could be based.

                  2.26 Intellectual Property. Except as set forth on Section
2.26 of the Disclosure Letter, each Company owns, or is licensed or otherwise has the full right to use, all Intellectual Property material to, and used in or necessary for the conduct of, its business as heretofore conducted. Section 2.26 of the Disclosure Letter contains an accurate and complete description of all such Intellectual Property used or proposed to be used by each Company. Except as set forth on Section 2.26 of the Disclosure Letter, to the Shareholders' or Individuals' Knowledge, each Company has the sole and exclusive right to use such Intellectual Property and the consummation of the transactions contemplated hereby will not alter or impair any such rights; no claims have been asserted by any Person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to such Intellectual Property, and there is no valid basis for any such claim; and the use of such Intellectual Property by such Company does not infringe on the rights of any Person. Each Company has full right, title and interest in and to, pursuant to existing agreements and/or applicable Law, all material Intellectual Property developed by or on behalf of any present or past employee of such Company while so employed, including the Shareholders, and all such Intellectual Property now used or proposed to be used by such Company is the property of such Company.

                  2.27 Labor Difficulties. Each Company is and has been in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such Laws respecting employment discrimination and occupational safety and health requirements, and there is no organizational effort being made or threatened involving any employees of any Company. No Actions or Proceedings relating to employment have been brought, are pending or, to the Knowledge of the Shareholders or the Individuals, are threatened, by or before any Governmental or Regulatory Authority.

                  2.28 Hazardous Materials. None of the Companies are in material violation of any Environmental Laws (as defined in Section 12.13) applicable to it or its properties, or any material limitations, restrictions, conditions, standards, obligations or timetables contained in any Environmental Law or any regulation, code, plan, Order, notice or demand letter issued, entered, promulgated or approved thereunder. No notice or action alleging such violation is pending or, to the Shareholders' Knowledge, threatened, and no past or present condition or practice of the businesses conducted by any Company would prevent continued compliance with applicable permits or give rise to any common law or statutory Liability or otherwise form the basis of any claim, action or proceeding with respect to any Company involving any pollutant or hazardous or toxic material or waste.

                  2.29 Insurance. Section 2.29 of the Disclosure Letter contains an accurate and complete list of all material policies of or binders for casualty, Liability, worker's compensation and other forms of insurance owned or held by each Company and its Subsidiaries and all pending or anticipated claims thereunder. All such policies, or binders therefor, are in full force and effect, all premiums with respect thereto have been paid and no notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders will remain in full force and effect through the respective dates set forth in Section 2.29 of the Disclosure Letter without the payment of additional premiums, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by the Agreement. Except as set forth on Section 2.29 of the Disclosure Letter, none of the Companies have been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five years. Except as set forth on Section 2.29 of the Disclosure Letter, since May 26, 1999, none of the Companies have received any notification from any insurer, agent or broker denying or disputing any claim made by such Company, or any coverage for any such claim or the amount of any claim, and no such denied or disputed claims made prior to May 26, 1999 are pending.

                  2.30 Insider Interests. Except as set forth on Section 2.31 of the Disclosure Letter, no officer, director or shareholder of any Company has any interest (other than as a shareholder of such Company) in any property, real or personal, tangible or intangible, including without limitation Intellectual Property, used in or pertaining to the business of any Company.

                  2.31  Employees

                  (a) Section 2.31 of the Disclosure Letter sets out:

                  (i) a list of all the employees of the Companies together with job descriptions and details of their remuneration;

                  (ii) a copy of the Companies standard terms and conditions of employment;

                  (iii) details of the remuneration of the members of the board of directors of the Companies; and

                  (iv) a list of all employees of the Companies who are entitled to any benefit not generally applicable to all employees.

                  (b) Except as set forth in Section 2.31(b) of the Disclosure Letter, the Companies, in relation to each of its employees and so far as relevant to each of its former employees, has complied in all material respects with all relevant statutes, regulations, codes of conduct, collective agreements, order and awards relevant to their conditions of service or to the relations between it and its employees or any recognized trade union. Except as set forth in Section 2.31(b) of the Disclosure Letter, no "leased employee", as defined in Section 414(n) of the Code, performs services for PSSI.

                  (c) Except as set forth in Section 2.31(c) of the Disclosure Letter, there are no schemes in operation in relation to the Companies under which any employee is entitled to a commission, bonus or other remuneration calculated by reference to the whole or part of the turnover, profits or sales of the Companies or by reference to any other formula.

                  (d) There are no share incentive or share option schemes proposed or in operation in which any employee of the Companies is entitled to participate.

                  (e) Except as set forth in Section 2.31(e) of the Disclosure Letter, no trade union or other body representing any employee of the Companies is or has been recognized by the Companies and there are no agreements between any member of the Companies and any trade union, workers' council or similar body.

                  (f) Except as set forth in Section 2.31(f) of the Disclosure Letter, all employees of each Company are employed solely on the basis of its standard terms and conditions of employment and there are no other agreements or arrangements between each Company and any of its employees.

                  (g) None of the Companies has paid or given any increase or improvement to the emoluments or benefits of or any bonus to any of its directors, officers or employees and no Company has made any announcement or proposal concerning or is under any obligation to increase or improve any such emoluments, benefits or bonuses with or without retrospective operation.

                  (h) No past or present director, officer or employee has notified the Shareholders or Companies or any of their Subsidiaries of any claim against the Companies or any of their Subsidiaries for loss of office arising out of termination of his or her office or employment (including any redundancy payment) and, to the Knowledge of the Shareholders, there is no event which would or might give rise to any such claim.

                  (i) Since the Financial Statement Date, none of the Companies or Subsidiaries has been engaged or involved in any material dispute with any employee or any labor troubles whether directly involving it or not and, to the Knowledge of the Shareholders, no event has occurred which could or might give rise to any such dispute and no industrial action involving employees of any Company or Subsidiaries, official or unofficial, is now occurring or, to the Knowledge of the

Shareholders, threatened nor has any industrial relations or employment matter been referred either by the Companies or any Subsidiary or their employees or by any trade union representing any of its employees to ACAS for advice, conciliation or arbitration.

                  (j) Except as set forth in Section 2.31(j) of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of any transaction contemplated by this Agreement (alone or upon the occurrence of any additional or further acts or events) will, by virtue of any plan, Contract, agreement or policy (written or oral) adopted by the Companies or entered into between any Company and any employee or director of such Company, (i) entitle any current or former employee or current or former director of the Companies to severance pay, unemployment compensation, or any other payment or benefit, (ii) accelerate the time of payment or vesting, increase the amount of, or require or result in the funding of any compensation or benefit due any such current or former employee or director, or (iii) with respect to PSSI, result in any prohibited transaction described in Section 4975 of the Code for which an exemption is not available.

                  2.32 Purchase for Investment. The shares of VTX Common Stock to be issued to each of the Shareholders pursuant to this Agreement will be acquired by each Shareholder for its own account for the purpose of investment, it being understood that the right to dispose of such shares shall be entirely within the discretion of such Shareholder.

                  2.33  Express Liability Amount

                  (a) As of the Closing Date, the amount of the Express Dairy Contingent Liability shall not be in excess of 'L'1 million.

                  (b) As of the end of the First Deferred Consideration Period, the amount of the Express Dairy Contingent Liability shall not be in excess of 'L'500,000.

                  (c) As of the end of the Second Deferred Consideration Period, the amount of the Express Contingent Liability shall be zero.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser represents and warrants to each Participant as follows:

                  3.1 Corporate Existence and Qualification. Purchaser is a corporation duly incorporated and validly existing under the laws of New Jersey and has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets. Purchaser is duly qualified, licensed or admitted to do business in those jurisdictions specified in Section 3.1 of the Purchaser Disclosure Letter, which are the only jurisdictions in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by Purchaser and its Subsidiaries to be qualified, licensed or admitted can in the aggregate be eliminated without material cost or expense by Purchaser or a Subsidiary, as the case may be, becoming qualified or admitted. Purchaser has prior to the execution of this Agreement delivered to the Shareholders true and complete copies of the Organizational Documents of Purchaser as in effect on the date hereof.

                  3.2 Capitalization. The authorized capital stock of Purchaser consists solely of twenty million (20,000,000) shares of common stock, par value $.005 per share, of which 5,226,979 shares are outstanding. All of the foregoing shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. There are 1,300,000 outstanding Options with respect to Purchaser.

                  3.3 Authorization. The execution and delivery by Purchaser of this Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Purchaser, subject to the approval of this Agreement and the issuance of VTX Common Shares pursuant to this Agreement by a majority of votes cast at the Purchaser's Stockholders' Meeting (assuming for such purpose that the votes cast in respect of such proposal represent a majority of the outstanding VTX Common Stock), which is the only stockholder vote required for approval of this Agreement by the Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles.

                  3.4 No Violation. The execution and delivery by Purchaser of this Agreement do not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Organizational Documents of Purchaser;

                  (b) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Encumbrance upon Purchaser or any of its assets or properties under, any Contract or license to which Purchaser is a party or by which any of its assets and properties is bound.

                  3.5 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby other than with respect to a Form 8-K and proxy filing by VTX.

                  3.6 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its assets and properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

                  3.7 Compliance With Law. Purchaser is in material compliance with all Laws and Orders applicable to it and its properties and assets. Purchaser has not received any notification that it is in violation of any such Laws or Orders and no such violation exists.



                                   ARTICLE IV

                            COVENANTS OF SHAREHOLDERS

                  Each of the Shareholders covenants and agrees with Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein or, if no period is specified therein, indefinitely, the Shareholders will comply with all covenants and provisions of this Article IV, except to the extent Purchaser may otherwise consent in writing.

                  4.1 Regulatory and Other Approvals. Each of the Shareholders will, and will cause the Companies and their Subsidiaries to, as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of the Shareholders, the Companies or any of their Subsidiaries to consummate the transactions contemplated hereby and by the Operative Agreements, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Purchaser in connection with the performance of its obligations under Section 5.1. The Shareholders will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

                  4.2 Investigation by Purchaser. The Shareholders will, and will cause each of the Companies and its Subsidiaries to, (a) provide Purchaser and any Person who is considering providing financing to Purchaser to finance all or any portion of the Purchase Price and their respective officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of each Company and its Subsidiaries and their assets and properties and Books and Records, and (b) furnish Purchaser and such other Persons with all such information and data (including without limitation copies of Contracts and other Books and Records) concerning the business and operations of the Companies and their Subsidiaries as Purchaser or any of such other Persons reasonably may request in connection with such investigation.

                  4.3 No Solicitations. The Shareholders will not take, nor will it permit any of the Companies, their Subsidiaries or any Affiliate of the Shareholders or the Companies (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Shareholders, any Company or Subsidiary or any such Affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to any Company or Subsidiary or permitting access to the assets and properties and Books and Records of any Company or Subsidiary) any offer or inquiry from any Person concerning an Acquisition Proposal. If any Shareholder, Company or Subsidiary or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, the Shareholders will promptly advise such Person, by written notice, of the terms of this Section 4.3 and will promptly, orally and in writing, advise Purchaser of such offer, inquiry or request and deliver a copy of such notice to Purchaser.

                  4.4 Conduct of Business. Each of the Shareholders will cause each Company and its Subsidiaries to conduct business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, each Shareholder will:

                  (a) cause each Company and its Subsidiaries to use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of such Company and its Subsidiaries, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of such Company and its Subsidiaries, (iii) maintain the assets and properties of such Company and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, suppliers, lenders and other Persons to whom such Company or Subsidiary sells goods or provides services or with whom such Company or Subsidiary otherwise has significant business relationships and (v) continue all current sales, marketing and promotional activities relating to the business and operations of such Company and its Subsidiaries;

                  (b) except to the extent required by applicable Law, (i) cause the Books and Records to be maintained in the usual, regular and ordinary manner, (ii) not permit any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Taxation practice or policy of any Company or Subsidiary, or (B) any method of calculating any bad debt, contingency or other reserve of any Company or Subsidiary for accounting, financial reporting or Taxation purposes and (iii) not permit any change in the fiscal year of any Company or Subsidiary;

                  (c) (i) use, and will cause each Company and its Subsidiaries to use, commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in Section 2.29 of the Disclosure Letter,
(ii) to the extent requested by Purchaser prior to the Closing Date, use all commercially reasonable efforts to cause such insurance coverage held by any Person (other than the Companies or their Subsidiaries) for the benefit of any Company or Subsidiary to continue to be provided at the expense of the Companies and their Subsidiaries for at least 90 days after the Closing on substantially the same terms and conditions as provided on the date of this Agreement and
(iii) cause any and all benefits under such Contracts paid or payable (whether before or after the date of this Agreement) with respect to the business, operations, employees or assets and properties of each Company and its Subsidiaries to be paid to such Company and their Subsidiaries; and

                  (d) cause each of the Companies and its Subsidiaries to comply, in all material respects, with all Laws and Orders applicable to the business and operations of such Company and its Subsidiaries, and promptly following receipt thereof to give Purchaser copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

                  4.5  Financial Statements and Reports; Filings.

                  (a) As promptly as practicable and in any event no later than 45 days after the end of each fiscal quarter ending after the date hereof and before the Closing Date (other than the fourth quarter) or 90 days after the end of each fiscal year ending after the date hereof and before the Closing Date, as the case may be, the Shareholders will deliver to Purchaser true and complete copies of (in the case of any such fiscal year) the audited and (in the case of any such fiscal quarter) the unaudited consolidated balance sheet, and the related audited or unaudited consolidated statements of operations, stockholders' equity and cash flows, of each Company and its consolidated Subsidiaries, in each case as of and for the fiscal year then ended or as of and for each such fiscal quarter and the portion of the fiscal year then ended, as the case may be, together with the notes, if any, relating thereto, which financial statements shall be prepared on a basis consistent with the Audited Financial Statements.

                  (b) As promptly as practicable, the Shareholders will deliver to Purchaser true and complete copies of such other financial statements, reports and analyses as may be prepared or received by the Shareholders, any Company or Subsidiary relating to the business or operations of any Company or Subsidiary or as Purchaser may otherwise reasonably request.

                  (c) As promptly as practicable, the Shareholders will deliver copies of all license applications and other filings made by any Company or Subsidiary after the date hereof and before the Closing Date with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

                  4.6 Employee Matters. Except as may be required by Law, each of the Shareholders will refrain, and will cause the Companies and their Subsidiaries to refrain, from directly or indirectly:

                  (a) making any representation or promise, oral or written, to any officer, employee or consultant of any Company or Subsidiary concerning any benefit plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any benefit plan;

                  (b) making any increase in the salary, wages or other compensation of any officer, employee or consultant of any Company or Subsidiary whose annual salary is or, after giving effect to such change, would be 'L'20,000 or more;

                  (c) adopting, entering into or becoming bound by any benefit plan, employment-related Contract or collective bargaining agreement, or amending, modifying or terminating (partially or completely) any benefit plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which any Company or its Subsidiary reasonably believes to be the least costly is chosen; or

                  (d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any benefit plan, employment-related Contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any benefit plan, employment-related Contract or other employee compensation arrangement.

                  4.7 Certain Restrictions. Each of the Shareholders will cause each of the Companies and its Subsidiaries to refrain from:

                  (a) amending their Organizational Documents or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such corporation;

                  (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to any Company or Subsidiary, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to any Company or Subsidiary;

                  (c) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of any Company or Subsidiary not wholly owned by a Company, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to any Company or Subsidiary not wholly owned by a Company;

                  (d) acquiring or disposing of, or incurring any Encumbrance on, any assets and properties, other than in the ordinary course of business consistent with past practice;

                  (e) (i) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to (A) any Contract that would, if in existence on the date of this Agreement, be required to be disclosed in the Disclosure Letter pursuant to
Section 2.18(a) or (B) any material license or (ii) granting any irrevocable powers of attorney;

                  (f) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any license held or used by any Company or Subsidiary or any Contract to which any Company or Subsidiary is a party or by which any of their respective assets and properties is bound;

                  (g) (i) incurring Indebtedness in an aggregate principal amount exceeding 'L'75,000 (net of any amounts of Indebtedness discharged during such period), or (ii) voluntarily purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of any Company or Subsidiary under, any Indebtedness of or owing to any Company or Subsidiary;

                  (h) engaging with any Person in any merger or other business combination;

                  (i) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding 'L'50,000;

                  (j) making any change in the lines of business in which they participate or are engaged;

                  (k) writing off or writing down any of their assets and properties outside the ordinary course of business consistent with past practice; or

                  (l) entering into any Contract to do or engage in any of the foregoing.

                  4.8 Affiliate Transactions. Except as set forth in Section 4.8 of the Disclosure Letter, immediately prior to the

Closing, all Indebtedness and other amounts owing under Contracts between the Shareholders, any officer, director or Affiliate (other than a Company or its Subsidiaries) of the Shareholders, on the one hand, and any Company or its Subsidiaries, on the other, will be paid in full, and the Shareholders will terminate and will cause any such officer, director or Affiliate to terminate each Contract with such Company or Subsidiary. Prior to the Closing, neither the Companies nor any Subsidiaries will enter into any Contract or amend or modify any existing Contract, and will not engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis (other than pursuant to Contracts disclosed pursuant to Section 2.18(a)(vi) of the Disclosure Letter), with the Shareholders or any such officer, director or Affiliate.

                  4.9 Books and Records. On the Closing Date, the Shareholders will deliver or make available to Purchaser at the offices of the Companies and their Subsidiaries all of the Books and Records, and if at any time after the Closing any Shareholder discovers in its possession or under its control any other Books and Records, it will forthwith deliver such Books and Records to Purchaser.

                  4.10 Notice and Cure. The Shareholders will notify Purchaser in writing (where appropriate, through updates to the Disclosure Letter) of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to the Shareholders, occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Shareholders under this Agreement to be breached or that renders or will render untrue any representation or warranty of the Shareholders contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser's right to seek indemnity under Article X.

                  4.11 Fulfillment of Conditions. Each of the Shareholders will execute and deliver at the Closing each Operative Agreement that such Shareholder is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and will not, and will not permit any Company or Subsidiary to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.


                                    ARTICLE V

                             COVENANTS OF PURCHASER

                  Purchaser covenants and agrees with each Shareholder that, at all times from and after the date hereof until the Closing, Purchaser will comply with all covenants and provisions of this Article V, except to the extent the Shareholders' Agent may otherwise consent in writing.

                  5.1 Regulatory and Other Approvals. Purchaser will as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as the Shareholders' Agent or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with the Shareholders, the Companies and the Subsidiaries in connection with the performance of their obligations under Section 4.1. Purchaser will provide prompt notification to the Shareholders' Agent when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the Shareholders' Agent of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

                  5.2 Notice and Cure. Purchaser will notify the Shareholders' Agent in writing of, and contemporaneously will provide the Shareholders' Agent with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Purchaser, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the Shareholders' right to seek indemnity under Article X.

                  5.3 Fulfillment of Conditions. Purchaser will execute and deliver at the Closing each Operative Agreement that Purchaser is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the Shareholders contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.


                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

                  The obligations of Purchaser hereunder to purchase and pay for the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

                  6.1 Representations and Warranties. Each of the representations and warranties made by the Participants in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

                  6.2 Performance. Each of the Shareholders shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this

Agreement to be so performed or complied with by the Shareholders, as the case may be, at or before the Closing.

                  6.3 Shareholders' Agent's Certificate; Secretary Certificates. The Shareholders shall have delivered to Purchaser a certificate, dated the Closing Date and executed by the Shareholders' Agent, substantially in the form and to the effect of Exhibit I hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of each Company, substantially in the form and to the effect of Exhibit J hereto.

                  6.4 Orders and Laws. There shall not be in effect on the Closing Date any Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such order or the enactment, promulgation or deemed applicability to Purchaser or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

                  6.5 Consents. Prior to the Closing, the Shareholders shall have obtained and shall have delivered to Purchaser the approvals and consents required for the consummation of the transactions contemplated hereby by the Shareholders listed in Section 6.5 of the Disclosure Letter. The costs of obtaining any such approvals or consents shall be borne by the Shareholders.

                  6.6 Stockholder Approval. The stockholders of Purchaser shall have approved this Agreement, the issuance of VTX Common Shares, and the consummation of the transactions contemplated hereby, as and to the extent required by Law or the provisions of any governing instruments.

                  6.7 VTX Closing. The VTX Closing shall have occurred.

                  6.8 Other Actions. Each of the Shareholders shall have fulfilled each of its obligations set forth in Section 1.4(a) and (c).

                  6.9 Proceedings. All proceedings to be taken on the part of the Shareholders in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received executed copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


                                   ARTICLE VII

                  CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS

                  The obligations of the Shareholders hereunder to sell the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Shareholders' Agent in its sole discretion):

                  7.1 Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

                  7.2 Performance. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

                  7.3 Officers' Certificates. Purchaser shall have delivered to the Shareholders a certificate, dated the Closing Date and executed by the Chairman of the Board, the President or any Vice President of Purchaser, substantially in the form and to the effect of Exhibit K hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Purchaser, substantially in the form and to the effect of Exhibit L hereto.

                  7.4 VTX Closing. The VTX Closing shall have occurred.

                  7.5 Other Actions. Purchaser shall have fulfilled each of its obligations set forth in Section 1.4(b) and (c).

                  7.6 Proceedings. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Shareholders' Agent, and the Shareholders' Agent shall have received executed copies of all such documents and other evidences as the Shareholders' Agent may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


                                  ARTICLE VIII

                      ADDITIONAL AGREEMENTS OF THE PARTIES

               8.1 Sale of Shares of VTX Common Stock. Each of the
Shareholders agrees not to, directly or indirectly, offer, sell, assign, pledge, hypothecate or otherwise transfer (a "Transfer") any of its Closing Shares after the Closing Date; provided, however, the foregoing restriction shall terminate as follows:(i) 25% of the number of Closing Shares received by such Shareholder at the Closing may be sold at any time after six months from the Closing, (ii) 50% of the number of Closing Shares received by such Shareholder at the Closing may be sold at any time after 12 months from the Closing, (iii) 75% of the number of Closing Shares received by Shareholder at the Closing may be sold at any time after 18 months from the Closing, and (iv) 100% of the number of Closing Shares received by such Shareholder at the Closing may be sold at any time after 24 months from the Closing; provided, further, that the restrictions set forth in this Section 8.1 shall not apply to: (i) any Transfer (for consideration or as a gift) by a Shareholder to any spouse, child, parent, sibling or grandchild of such Shareholder, or by any of such relatives to such Shareholder or to any one or more of such relatives to a trust of which there are no principal beneficiaries other than one or more of such relatives; (ii) any Transfer to a legal representative in the event any Shareholder becomes mentally incompetent; or (iii) any Transfer by will or the laws of descent; provided that in each of the clauses (i) through (iii) each transferee, donee, distributee or pledgee agrees to take subject to and comply with the provisions of this Section 8.1.

                  8.2 Press Releases. The Shareholders covenant and agree with Purchaser that no press release or other public announcement or public disclosure related to this Agreement, the terms hereof, the transactions contemplated hereby or any information disclosed in connection herewith will be issued by any party hereto without the approval of Purchaser and Shareholders' Agent.

                  8.3 Sale of shares of VTX Common Stock. Each Shareholder will refrain from transferring or otherwise disposing of any of such shares of VTX Common Stock, in such manner as to cause VTX to be in violation of the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations thereof (the "Securities Act") or applicable state securities or blue sky laws.

                  8.4 Legend on Certificates Each Shareholder acknowledges that each certificate representing shares of VTX Common Stock issued pursuant to this Agreement shall be imprinted with a legend in the following form until such time (subject to the provisions of the final sentence of this Section 8.4) as all restrictions on the disposition of such shares are terminated:

                  "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, OR ANY FOREIGN SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS THEY ARE REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

                  Each Shareholder acknowledges that each certificate representing Closing Shares shall also be imprinted with a legend in the following form:

                  "THESE SHARES MAY ONLY BE TRANSFERRED PURSUANT TO THE PROVISIONS OF ARTICLE VIII OF A CERTAIN AGREEMENT DATED AS OF May __1999, BY AND AMONG THE COMPANY AND OTHER ENTITIES AND INDIVIDUALS LISTED ON THE SIGNATURE PAGES THERETO, COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

                  The Purchaser shall not (i) give effect on its books to an attempted transfer of any Shares which shall have been Transferred in violation of any provisions of this Agreement, or (ii) treat any transferee who obtains any Shares in violation of the provisions of this Agreement as the owner of such Shares or accord any transferee thereof the right to vote or receive dividends in respect of such Shares. The Purchaser will issue new certificates not imprinted with the foregoing legends to any holder of Shares not subject to the restrictions on Transfer contained in this Agreement; provided that the Purchaser may require an opinion of counsel reasonably satisfactory to it to the effect that no legend is required under the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

                  8.5. Exchange Listing. Purchaser shall use its reasonable efforts to cause the Shares to be listed or qualified for trading on the principal national securities exchange or quotation service on which the outstanding shares of VTX Common Stock are listed or quoted.

                  8.6 Non-Compete. John Kenny, Godfrey Smith and Bryan J. Maguire (the "Individuals") each hereby covenants and agrees with the Purchaser that:

                  (a) Each Individual undertakes to the Purchaser that each Individual will not without the prior written consent of the Purchaser, directly or indirectly, whether alone or in conjunction with, or on behalf of any other business, concern or Person and whether as a principal, shareholder, director, employee, agent, consultant, partner or otherwise:

                  (i) During the Covered Period (as defined in Section 12.13), canvass, solicit, or approach or cause to be canvassed, solicited or approached for orders any Person who was a customer of PSS or any Restricted Business (as defined in Section 12.13) of any Associated Company (as defined in Section 12.13) at any time during the 12 months preceding the commencement of the Covered Period for the supply of goods and/or services which are competitive with those supplied by PSS or any Restricted Business of any Associated Company at any time during the 12 months immediately preceding the commencement of the Covered Period.

                  (ii) During the Covered Period, deal or contract with any Person who was a customer or proposed customer of PSS or any Restricted Business of any Associated Company at any time during the 12 months preceding the commencement of the Covered Period for the purpose of supplying goods and/or services which are competitive with those supplied by PSS or the Restricted Business of any Associated Company at any time during the 12 months immediately preceding the commencement of the Covered Period.

                  (iii) During the Covered Period, solicit or entice away any supplier to PSS or any Restricted Business of any Associated Company who has supplied goods and/or services to PSS or any Restricted Business of any Associated Company at any time during the 12 months immediately preceding the commencement of the Covered Period, if such solicitation or enticement causes or could reasonably be expected to cause such supplier to cease supplying, reduce its supply of, or alter the terms upon which it is supplying those goods and/or services to PSS or the Restricted Business of any Associated Company.

                  (iv) During the Covered Period, work or be engaged, concerned, or (save as the holder of shares or other securities in any company which is quoted, listed or otherwise dealt with on a recognised stock exchange or other securities market and which confers not more than 5% of the votes which could be cast at a General Meeting of the company concerned) interested in any trade or business which competes in North America or Europe with any trade or business carried on, or proposed to be carried on, by PSSL or any Restricted Business of any Associated Company as of the commencement of the Covered Period, provided, however, that in the case of Bryan Maguire, he shall, notwithstanding the provisions of this subsection, be prevented only from working with or being engaged in or concerned with or interested in any competing trade or business whose primary activity is the development or supply of software or hardware to users of hand-held terminals.

                  (v) During the Covered Period, solicit or entice away from PSS or any Associated Company any employee of PSS or any Associated Company employed in a senior or key managerial, supervisory, technical, sales, marketing or administrative post in the 12 months prior to the commencement of the Covered Period.

                  (vi) Use in connection with any trade or business any name which includes the name of PSS or any Restricted Business of any Associated Company or any colourable imitation of it.

                  (vii) Attempt to knowingly assist or procure any other person to do any of the foregoing things.

                  (b) The Purchaser and each Individual agree that each of the undertakings set out in each of the preceding section separate and severable and enforceable accordingly, and if any one or more of such undertakings or part of an undertaking is held to be against the public interest or unlawful or in any way an unreasonable restraint on trade, the remaining undertakings or remaining part of the undertaking shall continue in full force and effect and shall bind each Individual.

                  (c) Each Individual agrees that if during the continuation in force of the restrictions set out in this Section 8.6 he receives an offer of employment from any person he will immediately provide that person with a complete and accurate copy of this Agreement.

                  8.7 Liquidation of Companies. The Purchaser hereby covenants and agrees with the Shareholders that during the period between the Closing Date and December 31, 2000 it will not voluntarily commence any bankruptcy or insolvency proceeding in relation to the Companies.

                  8.8 Board of Directors. It is hereby acknowledged and agreed that during the period between the Closing Date and December 31, 2000, (i) the Board of Directors of the Companies will be comprised of Bryan Maguire, John Kenny, Hugo Bierman and Nicholas Toms, assuming in the case of Bryan Maguire and John Kenny that they are employed by the Companies and/or their Subsidiaries during such period and (ii) at any time, VTX may appoint a majority of the Board of Directors of the Companies.

                  8.9 Material Transactions. It is hereby acknowledged and agreed that during the period between the Closing Date and December 31, 2000,
(i) all material transactions by or involving the Companies and/or their Subsidiaries shall be subject to the prior approval of the Board of Directors of the Companies and/or their Subsidiaries, respectively, and (ii) all transactions by the Companies and/or their Subsidiaries that are material to VTX shall be subject to the prior approval of the Board of Directors of VTX.

                  8.10 Services of Individuals. It is hereby acknowledged and agreed that during the period between the Closing Date and December 31, 2000, the Individuals shall not, without their written consent, be responsible for any material functions, responsibilities or duties relating to VTX or any of the VTX Subsidiaries other than the Company and/or their Subsidiaries.

                                   ARTICLE IX

                                   TAX MATTERS

                  9.1 Transfer Taxes. Save for the stamp duty in the case of the transfer of the Shares to Purchaser, the Shareholders shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees, including without limitation any United Kingdom, Republic of Ireland or United States capital gains or transfer taxes (collectively, "Transfer Taxes") arising out of or in connection with the transactions effected pursuant to this Agreement, and shall indemnify, defend, and hold harmless the Purchaser and each Company and its Subsidiaries on an after-Taxation basis with respect to such Transfer Taxes. The Shareholders shall timely file all necessary documentation and Tax Returns with respect to such Transfer Taxes.

                  9.2 Tax Cooperation. After the date hereof, the Shareholders and Purchaser will cooperate in the preparation of all Tax Returns and will provide to each other (or cause to be provided) any records and other information requested, and will provide access to, and the cooperation of their respective auditors. The Shareholders and Purchaser will cooperate with each other in connection with any Taxation investigation, audit or other processing.


                                    ARTICLE X

                         LIMITATIONS ON LIABILITY UNDER
                         REPRESENTATIONS AND WARRANTIES

                  The provisions of this Article shall operate, inter alia, to limit or reduce the liability of the Purchaser and Participants (the "Warrantors") in respect of claims by the Purchaser or Participants (a "Claimant") under the Representations and Warranties (the "Warranties") and, where specified, the Taxation Deed. The parties agree as follows:

                  10.1 Action for Damages. A breach by the Warrantors of any of the Warranties shall give rise only to an action for damages by the non-breaching party and shall not entitle the non-breaching party to rescind or repudiate this Agreement.

                  10.2 Escrow Fund. In the event that the Purchaser shall make a Claim (as defined in Section 10.3) for a breach by the Participants of any of the Warranties, such Claim shall be dealt with first by way of a claim against the Escrow Fund in accordance with Section 4 of the Escrow Agreement.

                  10.3 Amount of Liability.

                  (a) No liability shall attach to the Warrantors in respect of claims under the Warranties or the Taxation Deed

("Claims") unless the aggregate amount of the liability in respect of all Claims shall exceed 'L'50,000 in which event the Warrantors shall be liable for the whole of such liability and not merely the excess, provided that such limitation shall not apply to any Claim which arises as a result of the fraud or wilful misconduct or wilful concealment of any Warrantor, and provided that the foregoing limitation does not apply to any Claim for breach of the representations and warranties contained in Section 2.9 and Section 2.33.

                  (b) The aggregate liability of the Warrantors in respect of all Claims shall not exceed the Cash Closing Payment Amount plus the First Additional Payment and Second Additional Payment if received, provided, however, that, to the extent any Claim shall exceed the Cash Closing Payment, the Participants shall have the right to elect to satisfy the Claim by delivering Shares valued at the higher of (i) the then market value or (ii) the market value of the Shares upon issuance; except that in the event of a Claim being paid by a Warrantor and then repaid under the provisions of Section 10.6 hereof then such claim shall not constitute a Claim for the purpose of this Section
10.3 with effect from the date of repayment to the Warrantors.

                  (c) The Warrantors shall not be liable for any individual Claim unless the amount of such Claim exceeds 'L'2,500.

                  10.4 Making of a Claim. (a) Claims shall be wholly barred and unenforceable unless written particulars thereof (giving reasonable details of the specific matter or claim in respect of which such Claim is made) shall have been given by a Claimant to the Warrantors within a period of six years from the end of the corporation tax accounting period current at the date of this Agreement (in the case of any Claim under the Taxation Deed) or 18 months from the Closing (in the case of any other Claim under the Warranties). Any such Claim shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn after the expiration of six months after the expiration of such period of six years from the end of the corporation tax accounting period current at the date of this Agreement (in the case of any Claim under the Taxation Deeds) or 18 months from the Closing (in the case of any other Claim under the Warranties) unless legal proceedings in respect of it have been commenced by being both issued and served and for this purpose the Participants irrevocably appoint the Shareholders' Solicitors as their agents to receive service of process.

                  (b) Any of the Warranties to the extent remediable if breached shall not entitle a Claimant to compensation unless the Warrantors are given written notice of such breach and such breach is not remedied to the reasonable satisfaction of the Claimant within 45 days after the date such notice is served.

                  10.5 Limitations of Individuals. Subject to Section 10.12, the amount of any Claim by the Purchaser against a Participant shall be limited in the case of: the Trustee of the John Kenny Settlement and John Kenny together to
42.5 per cent; the Trustee of the Godfrey Smith Settlement and Godfrey Smith together to 42.5 per cent and; Bryan Maguire to 15 per cent of the amount which, but for this Section 10.5, the Purchaser would be entitled to recover in respect thereof.

                  10.6 Recovery from Third Parties. (a) Where a Claimant is or becomes entitled (whether under any insurance or by way of payment, discount, credit, set off, counterclaim or otherwise) to recover from any third party (including any fiscal or taxation authority or body) any sum in respect of Taxation or any other loss, damage, or liability which is or may be the subject of a Claim, the Claimant shall, if so required by the Warrantors and subject to paragraph (b) of this Section 10.6, take or procure (and, if the Claimant is the Purchaser, procure the Companies in the Group) to take all such steps or proceedings as the Warrantors may reasonably require to enforce such recovery.

                  (b) All such steps and proceedings shall be taken at the Warrantors' cost and expense and the Claimant shall not be under any obligation to take them or procure them to be taken unless the Warrantors shall have provided indemnities to the reasonable satisfaction of the Claimant in respect of all costs and expenses likely to be incurred.

                  (c) If any such sum as is referred to in Section 10.6(a) shall be recovered by the Claimant from the third party, any claim by the Claimant in respect of any Taxation or other loss, damage or liability to which the sum relates shall be limited (without prejudice to any other limitations on the liability of the Warrantors referred to in this Article X) to the amount (if any) by which the amount of such Taxation or other loss, damage or liability exceeds the aggregate of:

                  (i) the sum recovered less all reasonable costs, charges and expenses incurred by the Claimant in recovering the sum from the third party; and

                  (ii) any sum or sums previously paid by the Warrantors to the Claimant in respect of such Taxation or other loss, damage or liability.

                  (c) If the aggregate of the sums referred to in Section 10.6(c)(i) and (ii) exceeds the amount of the Taxation or other loss, damage or liability to which the sum recovered relates the Claimant shall forthwith pay to the Warrantors the amount of the excess.

                  10.7 Right of Recovery. Where the Warrantors are liable in respect of any Claim and have satisfied such Claim and a Claimant has a right of reimbursement or recovery (in whole or in part) against any other person, the Claimant shall at the request of the Warrantors assign or procure to be assigned to them for no consideration the benefit of each such right.

                  10.8 Taxation Deed. (a) Payment of any Claim under the Warranties or the Taxation Deed shall pro tanto satisfy and discharge any other Claim thereunder which is capable of being made in respect of the same subject matter.

                  (b) If any person is entitled to make a Claim in respect of any act, event or default both under any of the Warranties and also under the Taxation Deed such Claim shall first be made under the Taxation Deed and any amount payable under the Warranties shall be reduced to the extent of such claim. Any amount paid by the Warrantors to the Purchaser in respect of a Claim shall be treated as a reduction pro-rata in the Purchase Price.

                  (c) If there shall be any inconsistency between the provisions of this Article and the other provisions of this Agreement of the Taxation Deed then the provisions of this Article shall prevail.

                  10.9 Resistance of Claim. If a Claimant shall become aware of a Claim under the Warranties it shall promptly give written notice thereof to the Warrantors and shall, so long as the Warrantors shall indemnify and secure the Claimant (and, if the Claimant is the Purchaser, the Group) to the Purchaser's reasonable satisfaction against any liability, costs, damages or expenses which may be incurred thereby, take such action and provide such information and documentation (and, if the Claimant is the Purchaser, procure that the Companies in the Group shall take such action) as the Warrantors may reasonably request to defend, avoid, resist or compromise the matter giving rise to the Claim. If the

Warrantors shall not request the Claimant to take any such action, or shall fail to indemnify and secure the liabilities, costs, damages and expenses as aforesaid within 30 days after notice shall have been given to the Warrantors then the Claimant shall be free to pay or settle the matter giving rise to the Claim on such terms as it shall in its absolute discretion think fit.

                  10.10 Insurance Limitation of Purchaser. The Purchaser shall not be entitled to recover the amount of any Claim to the extent that such amount would be recoverable from insurers if the policies of insurance of the Group were maintained on the same terms as those existing at the date hereof or to the extent that such Claim or the event giving rise to such claim is covered by any other insurance maintained by the Purchaser.

                  10.11 Limitation in Relation to Consideration. Without prejudice to their several liability hereunder, the liability of each of the Warrantors in respect of any Claim shall not in any event exceed that amount of the consideration received by each Warrantor hereunder less any amounts already paid by the Warrantor in respect of any other Claim.

                  10.12 Liability of Trustee. (a) The aggregate liability of each of the Trustees under the Warranties and the Taxation Deed shall be limited to the net value from time to time of the capital of the trust subject to which they now hold those of the Shares registered in their names after deduction of sums due to the Inland Revenue and costs and fees properly chargeable against the capital of the said trust, and the Trustee hereby undertakes with the Purchaser that they will not distribute any of the capital of the said trust, other than for payment of such sums, costs and fees, whilst a Claim is outstanding or prior to the expiration of any time limit for the making of a Claim unless (i) an undertaking in favour of the Purchaser is obtained from a beneficiary, in a form reasonably satisfactory to the Purchaser, whereby the beneficiary accepts liability to the extent of the value of the distribution and
(ii) the distribution would not be prejudicial to the Purchaser's rights and ability to recover the amount of any Claim.

                  (b) The Trustees hereby covenant with the Purchaser that if they or any of them retire or are discharged from any of the Trusts subject to which they now hold the Shares, they will procure that their successors as trustee of the Trusts enter into a deed of novation with the Purchaser by which the new trustee accepts the liability of the retiring Trustee on


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



the same terms as set out in this Section 10.12 and thereupon the retiring Trustee shall be discharged from liability under the Warranties and the Taxation Deed.

                  10.13 Additional Agreements. (a) The parties confirm that in entering into this Agreement they have not relied on any representation, warranty or undertaking save as expressly set out in this Agreement or in any document referred to herein. The parties irrevocably and unconditionally waive any right they may have to claim damages for any misrepresentation not contained in this Agreement or for breach of warranty not contained in this Agreement unless such misrepresentation or warranty was made fraudulently.

                  (b) The parties agree and acknowledge that, absent fraud, misconduct or wilful concealment, the only right and remedy which shall be available to the parties in connection with or arising out of or related to any of the statements contained in the Warranties shall be damages in contract for breach of this Agreement and not rescission of this Agreement, nor damages in tort or under statute (whether under the Misrepresentation Act 1967 or otherwise), nor any other remedy.

                  (c) The parties confirm that they do not have actual knowledge as of the date hereof of any Claim but hereby waive any claim they may have under the Warranties or the Taxation Deeds in respect of any Claim of which they have actual knowledge as of the date hereof.

                  10.14 Survival of Representations, Warranties, Covenants and Agreements. The representations and warranties of the Warrantors shall survive the consummation of the transactions contemplated herein and expire on November __, 2000; provided, that the representations and warranties contained in Sections 2.2, 2.3, 2.4, 3.3 and 12.1 shall not expire and shall remain in full force and effect indefinitely; and provided, further that the representations and warranties contained in Section 2.16 shall survive the consummation of the transactions contemplated herein and expire sixty (60) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive). The representations, warranties, covenants and agreements of the Shareholders contained in the Taxation Deed shall survive the consummation of the transactions contemplated herein and expire six years from the end of each Companies' current tax accounting period. Any claims for indemnification timely asserted under this Article X shall survive until such claim is resolved.

                                   ARTICLE XI

                                   TERMINATION

                  11.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                  (a) at any time before the Closing, by mutual written agreement of the Shareholders' Agent and Purchaser;

                  (b) at any time before the Closing, by the Shareholders' Agent or Purchaser, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or

                  (c) at any time after 30 November, 1999 by the Shareholders' Agent or Purchaser upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

                  11.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 11.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Shareholders or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Section 12.5 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 11.1(b), or (c), the Shareholders will remain liable to Purchaser for any breach of this Agreement by the Shareholders existing at the time of such termination, and Purchaser will remain liable to the Shareholders for any breach of this Agreement by Purchaser existing at the time of such termination, and the Shareholders or Purchaser may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.


                                   ARTICLE XII

                                  MISCELLANEOUS

                  12.1 Finders and Brokers. Each party hereby represents and warrants to the others that save in the case of Capital Resource Associates (the costs of which are to be paid by the Shareholders) which act on behalf of the Shareholders neither it nor its representatives have made any arrangements for the payment of any finders' fees, brokerage fees, agents' commissions, or like payments in connection with the transactions contemplated hereby. Each party shall indemnify and hold harmless the others from any claim that is asserted by any Person for a finder's or broker's fee or like payment with respect to this Agreement arising from any act, representation or promise of the indemnifying party or its representative

                  12.2 Shareholders' Agent. By the execution and delivery of this Agreement, each Shareholder irrevocably constitutes and appoints Peter Jay of Finers Solicitors of 179 Great Portland Street, London W1N 6LS, or such of his partners in Finers as he may nominate (the "Shareholders' Agent") as such Shareholder's true and lawful attorney-in-fact, with full powers of substitution to act in such Shareholder's name, place and stead with respect to the subject matter of this Agreement, as amended, and all matters related thereto. Purchaser and each Company, as the case may be, and all third parties may conclusively and absolutely rely, without inquiry, upon the action of the Shareholders' Agent as the act of the Shareholders in connection with the subject matter of this Agreement. Notice of any change in the identity of the Shareholders' Agent shall be given to Purchaser over the signature of each Shareholder, and Purchaser shall not be required to recognize the resignation or replacement of the Shareholders' Agent until such notice is received by Purchaser. Each Shareholder ratifies and confirms all that the Shareholders' Agent shall do or cause to be done by virtue of his appointment as the Shareholders' Agent hereunder. Purchaser and each Shareholder acknowledges and agrees that, so long as he acts in his own best judgment, the Shareholder's Agent shall not incur Liability, other than the Liability he incurs as a Shareholder hereunder, by agreeing to act and acting as the Shareholders' Agent. Each Shareholder agrees to indemnify and hold harmless the Shareholders' Agent from and against all Losses to the extent arising out of or incident to his agreeing to act and acting as the Shareholders' Agent hereunder.

                  12.3 Amendment. Subject to applicable Law, this Agreement may only be amended or supplemented by written agreement of Purchaser and the Shareholders.

                  12.4 Waiver of Compliance. Any failure of the Shareholders, on the one hand, or Purchaser, on the other, to comply with any provision of this Agreement may be expressly waived in writing by Purchaser or the Shareholders' Agent, respectively, but such waiver or failure to insist upon strict compliance with such provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by Law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

                  12.5 Expenses; Attorneys, Fees. Except as otherwise expressly set forth herein, each party shall pay all expenses incurred by it or on its behalf in connection with this Agreement or any transaction contemplated hereby. If any legal action, arbitration or other proceeding is brought to interpret or enforce the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and any other costs incurred in that proceeding, in addition to any other relief to which it is entitled.

                  12.6 Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed as follows:

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



                  to the Shareholders' Agent at:

                           Finers Solicitors
                           179 Great Portland Street
                           London W1N 6LS
                           Attn:  Peter Jay
                           Facsimile:  011-44-171-344-5602

                           to Purchaser at:

                           Edwardstone & Company Incorporated
                           600 Madison Avenue
                           26th Floor
                           New York, NY 10022
                           Attn:  Nicholas R.H. Toms
                           Facsimile:  (212) 832-3151

                  with a copy to:

                           Milbank, Tweed, Hadley & McCloy
                           Dashwood House
                           69 Old Broad Street
                           London EC2M 1QS England
                           Attn:  Michael Goroff
                           Facsimile:  011-44-171-448-3029

                           and

                           Milbank, Tweed, Hadley & McCloy
                           One Chase Manhattan Plaza
                           New York, NY  10005
                           Attn:  John T. O'Connor
                           Facsimile:  (212) 530-5219

Notice of change of address shall be effective only when notice thereof is given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third Business Day after mailing.

                  12.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors and permitted assigns. A Shareholder may assign his or her respective rights and obligations under this Agreement by delivering to Purchaser a notice of such assignment together with an executed copy of the instrument of assignment wherein the assignee agrees to be bound by the terms and provisions of this Agreement as fully as if the assignee were a party hereto. Purchaser may assign its rights and obligations under this Agreement to a wholly-owned Subsidiary by delivering to the Shareholders' Agent a notice of assignment together with an executed copy of the instrument of assignment whereon the wholly-owned Subsidiary agrees to be bound by the terms and provisions of this Agreement as fully as if the wholly-owned Subsidiary was a party hereto and such wholly-owned Subsidiary shall be "Purchaser" for the purposes of this Agreement.

                  12.8 Governing Law and Jurisdiction. This Agreement is governed by and shall be construed in accordance with English law. The parties hereto irrevocably submit to the non- exclusive jurisdiction of the High Court of Justice in London for the purpose of hearing and determining any dispute arising out of this Agreement and for the purpose of enforcement of any judgement against their respective assets.

                  12.9 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  12.10 Headings. The headings of the Sections and Articles of this Agreement are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

                  12.11 Entire Agreement. This Agreement shall be the final expression of the parties' agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. This Agreement shall constitute the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

                  12.12 Disclosure Letter. The Disclosure Letter shall be divided into sections corresponding to the sections of this Agreement. The representations and warranties contained herein are given subject to the matters fairly and accurately disclosed in the Disclosure Letter. Each disclosure in the Disclosure Letters shall be made with specific reference to and shall provide fair and accurate details of the nature and extent of the particular exception to the representations and warranties the subject thereof. Each of the representations and warranties shall be construed separately and none of the representations and warranties shall limit or govern the extent, application or construction of any other of them.

                  12.13  Certain Definitions.

                  12.13.1 In this Agreement, the following words, expressions and abbreviations have the following meanings, unless the context otherwise requires.

                  "1999 Average EBT" means an amount equal to the quotient obtained by dividing (a) the sum of (x) the Group's EBT for the twelve months ended December 31, 1998, and (y) the Group's EBT for the twelve months ended December 31, 1999, by (b) two (2).

                  "1999 Average EBT Income Statements" has the meaning ascribed to it in Section 1.5(a).

                  "1999 Closing Date" has the meaning ascribed to it in Section 1.5(a).

                  "1999 Income Statement" has the meaning ascribed to it in
Section 1.5(a).

                  "2000 Average EBT" means an amount equal to the quotient obtained by dividing (a) the sum of (x) the Group's EBT for the twelve months ended December 31, 1999, and (y) the Group's EBT for the twelve months ended December 31, 2000, by (b) two (2).

                  "2000 Average EBT Income Statements" has the meaning ascribed to it in Section 1.5(b).

                  "2000 Closing Date" has the meaning ascribed to it in Section 1.5(b).

                  "2000 Income Statement" has the meaning ascribed to it in
Section 1.5(b).

                  "A.C.A.S." shall mean the Advisory Conciliation and Arbitration Service.

                  "Acquisition Proposal" means any proposal for a merger or other business combination to which any Company or Subsidiary is a party or the acquisition of any equity interest in, or a substantial portion of the assets of, any Company or Subsidiary, other than the transactions contemplated by this Agreement.

                  "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                  "Affiliate" or "Associate" shall have the meaning assigned thereto in Rule 405, as presently promulgated under the Securities Act of 1933, as amended.

                  "Agreement" has the meaning ascribed to it in the forepart of this Agreement.

                  "Associated Company" means any company which for the time being is (a) a company having an ordinary share capital (as defined in Section 832 of the Income and Corporation Taxes Act 1988) of which not less than 25% is owned directly or indirectly by PSS or its holding company, as defined by provisions 838 of the Income and Corporation Taxes Act 1988 and the determination of ownership; (b) a holding company (as defined in Section 736 of the Companies Act 1985) of PSS; (c) a subsidiary (as defined in Section 736 of the Companies Act 1985) of any such holding company other than PSS; (d) any other company on behalf of which the Executive carries out duties at the request of PSS; and/or (e) any other company which has been agreed by PSS and the Individuals to be an Associated Company for the purposes of this Agreement;

                  "Audited Financial Statements" has the meaning ascribed to it in Section 2.8.

                  "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of each Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

                  "Business Day" means a day (excluding Saturdays) on which banks are generally opened in London for the transaction of normal banking business.

                  "Business or Condition of the Companies" means the business, condition (financial or otherwise), results of operations, assets and properties and prospects of the Companies and their Subsidiaries taken as a whole.

                  "Business or Condition of Purchaser" means the business, condition (financial or otherwise), results of operations, assets and properties and prospects of Purchaser and its Subsidiaries taken as a whole.

                  "CAA" means the United Kingdom Capital Allowances Act 1990.

                  "Cash Closing Payment" means an amount equal to 'L'3.75 million and the amount of any Deferred Consideration paid out or payable to the Shareholders within 12 months of Closing.

                  "Closing" has the meaning ascribed to it in Section 1.3(a).

                  "Closing Date" means (a) the fifth Business Day after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the conditions described in Sections
6.4 through 6.6 and Section 7.4 has been obtained, made or given or has expired, as applicable, or (b) such other date as Purchaser and the Shareholders' Agent mutually agree upon in writing.

                  "Closing Payment" means the Cash Closing Payment and the Closing Shares.

                  "Closing Payment Amount" means an amount equal to 'L'6.25 million.

                  "Closing Shares" means 1,207,500 shares of VTX Common Stock.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Companies" has the meaning ascribed to it in the forepart of this Agreement.

                  "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

                  "Covered Period" means the period commencing on the date of termination of the Individual's employment or consultancy agreement with PSS and ending upon the later of (x) the second anniversary of the date of such termination of employment or (y) the third anniversary of the date of this Agreement.

                  "Deferred Consideration" means an amount of up to 'L'1 million payable in accordance with the provisions of Section 1.3(c).

                  "Disclosure Letter" shall mean a schedule delivered by the Shareholders prior to the execution and delivery of this Agreement, as further described in Section 12.12.

                  "EBT" means (i) in respect of the twelve months ended December 31, 1998, the amount of 'L'633,854 and (ii) in respect of subsequent periods, the amount of "Pre-Tax Income" of the Group as set forth in the Group's Audited Financial Statements excluding exceptional items or expenses incurred as a result of the sale of the Companies which are not reasonably incurred in the operation of the business (including, but not limited to legal, accounting, and investment banking expenses) as defined in accordance with UKGAAP.

                  "Encumbrance" means any mortgage, charge (fixed or floating), pledge, lien, hypothecation, trust, right of set-off or other third party right or interest (legal or equitable) including any rights of pre-emption, assignment by way of security, reservation of title or any other security interest of any kind however created or arising or any other agreement or arrangement (including a sale and re-purchase arrangement) having similar effect.

                  "Environmental Laws" means all Laws and regulations relating to pollution or protection of the environment, including Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

                  "Escrow Agent" has the meaning ascribed to it in Section
1.3(b).

                  "Escrow Agreement" has the meaning ascribed to it in Section 1.3(b).

                  "Escrow Amount" means with respect to the Closing Payment, an amount equal to 'L'375,000.

                  "Express Dairies Contingent Liability" means the contingent liability of PSS to Express Dairies Limited, pursuant to the terms of the Express Dairies Contract, owed by PSS if Express Dairies Limited were to terminate the Express Dairies Contract as of such date, as specified in the Express Dairies Contract, or any such other or similar contingent liability of PSS to Express Dairies Limited as reflected in Exhibit L annexed hereto.

                  "Express Dairies Contract" means the Procurement Agreement dated as of 17 August, 1998, by and between PSS and Express Dairies Limited, as amended from time to time.

                  "Express Repaid Amount" means (a) with respect to the calculation of the First Express Liability Amount, any amounts paid, or payable, by PSS to Express Dairies Limited in respect of the Express Dairy Contingent Liability since the Closing Date, and (b) with respect to the Second Express Liability Amount, any amounts paid, or payable, by PSS to Express Dairies Limited in respect of the Express Dairy Contingent Liability since the calculation of the First Express Liability Amount, plus the amount of the Express Repaid Amount paid during the First Deferred Consideration Period in excess of 'L'500,000.

                  "Financial Statement Date" means December 31, 1998.

                  "First Additional Payment" means an amount equal to the result obtained by subtracting (a) the product of the 1999 Average EBT times seven, minus (b) 'L'4.75 million. Notwithstanding the foregoing, if such result equals a negative number then the "First Additional Payment" shall be equal to zero.

                  "First Additional Shares" means that number of shares of VTX Common Stock equal to the quotient obtained by dividing the United States dollar amount (at a currency exchange rate as reported in the Financial Times on the fifth Trading Day before the 1999 Closing Date) of shares of VTX Common Stock set forth in Purchaser's Notice by the Per Share Formula ending on and including the fifth Trading Day before the 1999 Closing Date.

                  "First Deferred Consideration Period" means six months after the Closing Date.

                  "First Express Liability Amount" means 'L'500,000 minus the Express Repaid Amount as of such date.

                  "GAAP" means generally accepted accounting principles in the United Kingdom, the Republic of Ireland, or the United States, as applicable, consistently applied throughout the specified period and in the immediately prior comparable period.

                  "General Meeting" means the annual general meeting of a Company.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United Kingdom (with respect to PSS and PSSML), the Republic of Ireland (with respect to Trend), the United States (with respect to
PSSI), any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "Group" means the Companies and their Subsidiaries, on a consolidated basis.

                  "ICTA" means the Income and Corporation Taxes Act 1988.

                  "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals to third parties incurred in the ordinary course of business), (iv) in the nature of guarantees of the obligations described in clauses (i) through (iii) above of any other Person, provided, however, "Indebtedness" shall not include any Indebtedness between any of the Companies or any of their wholly-owned Subsidiaries.

                  "Independent Accountant" has the meaning ascribed to it in
Section 1.5(d).

                  "Individuals" means John Kenny, Bryan J. Maguire and Godfrey Smith.

                  "Intellectual Property" means all intangible property, including without limitation all trade names, trademarks, patents, patent applications, licenses, copyrights, shop rights, technical information, know-how, proprietary information, processes and trade secrets.

                  "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United Kingdom, the Republic of Ireland, the United

States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Leases" has the meaning ascribed to it in Section 2.13.

                  "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "Operative Agreements" means the Escrow Agreement, the Employment Agreements and the Consultancy Agreement attached hereto as Exhibits C, D and E and the Taxation Deed attached hereto as Exhibit F.

                  "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "Organizational Documents" means the memorandum of association, the articles of association, the articles of incorporation and the By-laws or any other comparable corporate charter documents of any company or the Trustees.

                  "Participants" means the Shareholders, John Kenny and Godfrey Smith.

                  "Person" shall include any individual, partnership, joint venture, corporation, trust, unincorporated organization, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary, or other capacity.

                  "PSS" has the meaning ascribed to it in the forepart of this Agreement.

                  "PSSI" means Portable Software Solutions Incorporated, a company organized under the laws of Florida.

                  "PSSML" has the meaning ascribed to it in the forepart of this Agreement.

                  "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

                  "Purchaser Disclosure Letter" means a schedule delivered by the Purchaser prior to the execution and delivery of this Agreement

                  "Purchaser Notice" has the meaning ascribed to it in Section 1.5(c).

                  "Purchase Price" has the meaning ascribed to it in Section
1.2.

                  "Representatives" has the meaning ascribed to it in Section
4.2.

                  "Restricted Business" means, in respect of any Associated Company, any division, operation or business on behalf of which the Individual carries out duties at the request of PSS or the Board of Directors of PSS or with which the Individual otherwise becomes, directly or indirectly, involved in any material respect at any time on or before the date of termination of the Individual's employment or consultancy agreement with PSS.

                  "Second Additional Payment" means an amount equal to the result obtained by subtracting (a) the product of the 2000 Average EBT times seven, minus (b) 'L'4.75 million and the First Additional Payment, if any. Notwithstanding the foregoing, if such result equals a negative number then the "Second Additional Payment" shall be equal to zero.

                  "Second Additional Shares" means that number of shares of VTX Common Stock equal to the quotient obtained by dividing the United States dollar amount (at a currency exchange rate as reported in the Financial Times on the fifth Trading Day before the 2000 Closing Date) of shares of VTX Common Stock set forth in Purchaser's Notice by the Per Share

Formula ending on and including the fifth Trading Day before the 2000 Closing Date.

                  "Second Deferred Consideration Period" means 12 months after the Closing Date.

                  "Second Express Liability Amount" means 'L'500,000 minus the Express Repaid Amount as of such date.

                  "Shareholder" has the meaning ascribed to it in the forepart of this Agreement.

                  "Shareholders' Agent" has the meaning ascribed to it in
Section 12.2.

                  "Shareholders' Solicitors" means Finers Solicitors.

                  "Shares" has the meaning ascribed to in the forepart of this Agreement.

                  "Subsidiary" means any Person in which any Company or Purchaser, as the case may be, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

                  "T.A." means The Taxes Act 1988.

                  "Taxation" means any tax, duty, impost or levy, past or present, of the United Kingdom or the Republic of Ireland, or elsewhere, whether governmental, state, provincial, local governmental or municipal, including, but not limited to, income tax (including income tax required to be deducted or withheld from or accounted for in respect of any payment under section 203 ICTA or otherwise), corporation tax, advance corporation tax, capital gains tax, development land tax, estate duty, capital transfer tax, inheritance tax, value added tax, customs and other import or export duties, rates, stamp duty, stamp duty reserve tax, capital duty, national insurance and social security contributions; and any fine, penalty, charge or interest relating to any such tax, duty, impost or levy or to any form or return required to be submitted to any competent authority for the purposes of any such tax, duty, impost or levy.

                  "Taxation Authority" means any taxing or other authority, whether of the United Kingdom, the Republic of Ireland, the United States or elsewhere, competent to impose any liability in respect of Taxation.

                  "Taxes" shall mean any United States federal, state, county, local or foreign taxes, charges, fees, levies, other assessments, or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability.

                  "Tax Return" means a report, return or other information (including any amendments) required to be supplied to a Governmental or Regulatory Authority by any Company and its Subsidiaries with respect to Taxation including, where permitted or required, combined or consolidated returns for any group of entities that includes any Company or its subsidiaries.

                  "TCGA" means the United Kingdom Taxation of Chargeable Gains Act of 1992.

                  "to the Knowledge of the Shareholders" or "Known to the Shareholders" means the actual knowledge of any of Messrs. John Kenny, Godfrey Smith, or Bryan Maguire, after due inquiry of all officers, executives and key employees of each Company.

                  "Trading Day" means any day on which securities are traded on the Over The Counter Market.

                  "Transfer" has the meaning ascribed to it in Section 8.1.

                  "Transfer Taxes" has the meaning ascribed to it in Section
9.1.

                  "Trend" has the meaning ascribed to it in the forepart of this Agreement.

                  "Trustee" has the meaning ascribed to it in the forepart of this Agreement.

                  "Trusts" means The John Kenny Settlement and The Godfrey Smith Settlement.

                  "VATA" means the United Kingdom Value Added Tax Act 1994.

                  "VAT legislation" has the meaning ascribed to it in Section 2.16.1(c)(ii).

                  "VTX" means Vertex Industries Inc., a New Jersey Corporation.

                  "VTX Closing" means the closing of the transactions contemplated by the Subscription Agreement, dated as of May __, 1999, by and among VTX, Edwardstone & Company Incorporated and Midmark Associates, Inc.

                  "VTX Common Stock" means the common stock, par value $.005 per share, of VTX.

                  "Warrantors" means the Participants and the Purchaser.

                  12.13.2 In this Agreement unless otherwise specified, reference to:

                  (a) a document in the "agreed terms" is a reference to that document in the form approved and for the purposes of identification signed by or on behalf of each party;

                  (b) "includes" and "including" shall mean including without limitation;

                  (c) a "party" means a party to this Agreement and includes its assignees (if any) and/or the successors in title to substantially the whole of its undertaking and, in the case of an individual, to his or her estate and personal representatives; and

                  (d) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            VERTEX INDUSTRIES INC.


                                            By: /s/ Ronald C. Byer
                                               ---------------------------
                                               Name:  Ronald C. Byer
                                               Title: President, CEO


                                            /s/ Sarah Alicia Manning
                                            /s/ Claude Philippe Robin
                                            -----------------------------
                                            ST GEORGE TRUSTEES LIMITED
                                            on behalf of
                                            The John Kenny Settlement


                                            /s/ Sarah Alicia Manning
                                            /s/ Claude Philippe Robin
                                            -----------------------------
                                            ST GEORGE TRUSTEES LIMITED
                                            on behalf of
                                            The Godfrey Smith Settlement


                                            /s/ Bryan J. Maguire
                                            -----------------------------
                                            BRYAN J. MAGUIRE


                                            /s/ John Kenny
                                            -----------------------------
                                            JOHN KENNY


                                            /s/ Godfrey Smith
                                            -----------------------------
                                            GODFREY SMITH

                                    EXHIBIT A

---------------------------------------------------------------------------------------------------------------------------------
Company Name          Authorised share capital     Issued share capital            Number of Shares          Shareholder
---------------------------------------------------------------------------------------------------------------------------------
Portable Software     'L'30,000 divided into       'L'24,900 being 249,000                105,675      St George Trustees
Solutions Limited*    300,000 ordinary shares of   ordinary shares of 10 pence                         Limited for The John
                      10 pence each                each                                                Kenny Settlement**
                                                                                  -----------------------------------------------
                                                                                          105,675      St George Trustees
                                                                                                       Limited for The
                                                                                                       Godfrey Smith Settlement***
                                                                                  ------------------------------------------------
                                                                                           37,650      Bryan J. Maguire
----------------------------------------------------------------------------------------------------------------------------------
Trend Investments     IR'L'100,000 divided         IR'L'40 being 200 ordinary       85 "B" shares      John Kenny
Limited               into 200,000 ordinary "A"    shares of 20p each
                      shares of 20 pence each,
                      200,000 ordinary "B"
                      shares of 20 pence each
                      and 100,000 ordinary "C"
                      shares of 20 pence each
                                                                                  ------------------------------------------------
                                                                                    85 "A" shares      St George Trustees for The
                                                                                                       Godfrey Smith Settlement
                                                                                  ------------------------------------------------
                                                                                    30 "C" shares      Bryan J Maguire
----------------------------------------------------------------------------------------------------------------------------------
Portable Software     'L'100,000 divided           'L'200 divided into 200                     85      St George Trustees Limited
Solutions             into 100,000 ordinary        shares of 'L'1                                      for The John Kenny Settlement
Maintenance Limited   shares of 'L'1 each                                         ------------------------------------------------
                                                                                               85      The Godfrey Smith Settlement
                                                                                  ------------------------------------------------
                                                                                               30      Bryan J. Maguire
----------------------------------------------------------------------------------------------------------------------------------



----------------------

* The division of the issued share capital as shown above in PSS is the anticipated shareholding after the buy-back of the shares held by R and S Duckham in PSS is completed. It is anticipated that this will be completed before Closing.

**       The John Kenny Settlement is a trust based in St Helier, Jersey.

***      The Godfrey Smith Settlement is a trust based in St Helier, Jersey.